As filed with the Securities and Exchange Commission on July 3, 2012

            Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_____________________________

3DICON CORPORATION

(Name of registrant in its charter)

Oklahoma	3679	73-1479206
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6804 South Canton Avenue, Suite 150

Tulsa, OK 74136

(918) 494-0505

(Address and telephone number of principal executive offices and principal place of business)

John M. O’Connor, Esq.

Newton, O’Connor, Turner & Ketchum, a Professional Corporation

15 W. Sixth Street, Suite 2700

Tulsa, OK 74119

 (Name, address and telephone number of agent for service)

Copies to:

Gregory Sichenzia, Esq.
Jay Yamamoto, Esq.
Timothy O’Brien, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (2)		Amount Of Registration Fee
Common Stock, $0.0002 par value per share (1)	$		$

Common Stock Purchase Warrant (3)	$		$

Shares of Common Stock underlying Common Stock Purchase Warrant (1)	$		$

Total		$5,000,000		$573

(1)	This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) (3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

No registration fee required pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED JULY 3, 2012

Up to         Shares of Common Stock

and

Warrants to Purchase up to         Shares of Common Stock

We are offering up to         shares of our common stock, par value $0.0002 per share, and warrants to purchase up to       shares of our common stock. Each investor will receive a warrant to purchase one share of common stock for each share of common stock purchased in this offering.   We are not required to sell any specific dollar amount or number of shares of common stock or warrants, but will use our best efforts to sell all of the shares of common stock and warrants being offered.  The offering expires on the earlier of (i) the date upon which all of the shares of common stock and warrants being offered have been sold, or (ii)             , 2012.

Our common stock is quoted on the OTC Bulletin Board under the symbol “TDCP.OB”. On June 29, 2012, the last reported sale price for our common stock was $0.22 per share.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that you should consider before investing in our securities.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We estimate the total expenses of this offering will be approximately $           . Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering set forth above. The offering is being conducted on a best efforts basis and unless we engage an underwriter, broker dealer or selling agent, securities in this offering shall be sold by our officers and directors. None of these officers or directors will receive any commission or compensation for the sale of the securities.  We have no current arrangements nor have we entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the securities, but we reserve the right to enter into such arrangements and agreements.  If we engage one or more underwriters, broker-dealers or selling agents and enter into any such arrangement(s), the securities will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s). See “Plan of Distribution” beginning on page 36 of this prospectus for more information on this offering.

This offering will terminate on              , 2012, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. All costs associated with the registration will be borne by us.  As there is no minimum purchase requirement, no funds are required to be escrowed and all net proceeds will be available to us at closing for use as set forth in “Use of Proceeds” beginning on page 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2012

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.

Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of what we discuss in this prospectus. In making a decision to invest in the common stock, you must rely on your own examination of us and the terms of the offering and securities offered in this prospectus, including the merits and risks involved.

We are not making any representation to you regarding the legality of an investment in the securities offered in this prospectus under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, prospects, results of operation and financial condition may have changed since that date.  This prospectus will be updated as required by law.

 PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

References in this prospectus to “3DIcon,” “the Company,” “we,” “us” or “our” refer to 3DIcon Corporation.

3DICON CORPORATION

Our mission is to pursue, develop and market full-color volumetric 3D display technology. Through a Sponsored Research Agreement with the University of Oklahoma (the “University” or “OU”), we have obtained the exclusive worldwide marketing rights to certain 3D display technologies under development by the University. The development to date has resulted in the University filing seven provisional patents; six of the seven provisional patents have been combined and converted to four utility patents.

On May 26, 2009, the United States Patent and Trademark Office ("USPTO") approved the pending patent called "Volumetric Liquid Crystal Display" for rendering a three-dimensional image and converted it to US patent No. 7,537,345. On December 28, 2010, USPTO approved the pending patent called “Light Surface Display for Rendering a Three-Dimensional Image,” and issued the United States Patent No. 7,858,913.  This patent describes what we are calling our CSpace®™ technology (“CSpace”).

We plan to market the technology and the intellectual property developed by the University and our staff by targeting various industries, such as retail, manufacturing, entertainment, medical, healthcare, transportation, homeland security and the military.

On April 6, 2009, we filed a provisional patent on an emissive two-dimensional (“2D”) screen that is controlled and driven by a standard digital light projector or other optical input source. This provisional patent is called "Flexible/Inflexible Front/Back Projection screen or display" and owned solely by 3DIcon Corporation.   Through the current agreement with the University of Oklahoma, OU filed a continuation patent application on November 19, 2010, called “3D Light Surface Display”.  This application provides additional protections of our CSpace®™ technology.

We have only been engaged in our current and proposed business operations since January 2001, and to date, we have been primarily focused on the development of 360-degree volumetric imaging and display technology.

Since March of 2012, the Company has been exploring the possibility of developing and marketing glasses-free flat screen 3D displays based on next generation glasses-free flat screen 3D display technology acquired or licensed from another company. This acquired technology and any resultant display products would be in addition to and complementary with our internally developed CSpace glasses-free volumetric 3D display technology. Recently, the company has met with multiple glasses-free flat screen 3D display companies, is in discussion with several of these companies about a potential acquisition or partnership, and is engaged in non-binding discussions to acquire one of these companies. Currently, we do not have any agreements in place that would allow such entry into the flat screen segment of the glasses-free 3D display industry and no assurances can be made, if an acquisition or partnership is consummated, that the Company could successfully bring to market such technology.

Our principal executive offices are located at 6804 South Canton Avenue, Suite 150, Tulsa, OK 74136. Our telephone number is (918) 494-0505. Our website address is www.3dicon.net. Our website and the information contained on our website are not incorporated into this prospectus or the registration statement of which it forms a part. Further, our references to the URLs for these websites are intended to be inactive textual references only.

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The Offering

Securities offered by us:	Up to shares of common stock and warrants to purchase up to shares of common stock. The warrants will be exercisable at a price of $ per share and have a year term.

Common Stock to be outstanding after this offering:	shares.

Use of Proceeds:	We expect to use any proceeds received from this offering for repayment of debt and general corporate purposes, such as research and development, business development, working capital and capital expenditures. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 5 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding whether to purchase our securities.

OTC Bulletin Board symbol for our Common Stock	TDCP.OB

The number of shares of our common stock to be outstanding after this offering is based on 39,570,228 shares of common stock outstanding as of June 29, 2012 (reflecting a 1-for-35 reverse stock split of our common stock effected on April 27, 2012) and excludes as of that date:

•	an aggregate of 1,954,109 shares of common stock issuable upon the exercise of stock options outstanding as of June 29, 2012 at a weighted average exercise price of $0.59 per share;

•	an aggregate of 3,892,235 additional shares reserved for future issuance under the 3DIcon Corporation 2012 Equity Incentive Plan;

•	an aggregate of 720,167 shares of our common stock issuable upon exercise of warrants with expiration dates between October 2012 and June 2015 at exercise prices ranging from $3.15 to $381.50 per share; and

•	an aggregate of 45,061,766 shares of our common stock issuable upon conversion of convertible debentures including shares of common stock that may be issuable in the future if we elect to pay all interest due under the terms of the convertible debentures in shares of common stock.

Unless we specifically state otherwise, the share information in this prospectus is as of June 29, 2012 and reflects or assumes no exercise of outstanding options or warrants to purchase shares of our common stock or the conversion of convertible debentures into our common stock.

Summary Historical Financial Information

The following table summarizes our financial data.  We have derived the following summary of our statements of operations data for the three months ended March 31, 2012 and 2011 from our unaudited financial statements appearing elsewhere in this prospectus and the summary of our balance sheet data as of March 31, 2012 and 2011 from our unaudited financial statements appearing elsewhere in this prospectus. We have derived the following summary of our statements of operations data for the fiscal years ended December 31, 2011 and 2010 from our audited financial statements appearing elsewhere in this prospectus and the summary of our balance sheet data as of December 31, 2011 and 2010 from our audited financial statements appearing elsewhere in this prospectus.   The following summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	(Unaudited)
	2012	2011	2011	2010
Statement of Operations Data:

Revenues	$52,649	$33,000	$89,323	$106,059
Research and development costs	133,481	65,003	942,240	469,408
General and administrative costs	296,875	324,605	1,430,365	1,084,419
Total expenses	430,356	389,608	2,409,792	1,629,796

Net loss attributable to common stockholders	$(377,707)	$(356,608)	$(2,320,469)	$(1,523,737)

Balance Sheet Data:

Current assets	173,612	900,020	70,101	395,964
Working capital (deficit)	(740,860)	188,232	(659,560)	(753,607)
Total assets	184,354	916,502	82,225	413,988
Long term debt, including current portion	111,781	441,591	113,444	404,998
Total stockholders’ equity (deficit)	(1,327,548)	(434,915)	(1,246,529)	(1,626,230)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, prospects, results of operation and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We have a limited operating history, as well as a history of operating losses.

We have a limited operating history. We cannot assure you that we can achieve revenue or sustain revenue growth or profitability in the future. We have a cumulative net loss of $16,798,827 for the period from inception (January 1, 2001) to March 31, 2012. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing and governmental regulation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. Revenues and profits, if any, will depend upon various factors. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business.

Currently, our only significant assets are our Sponsored Research Agreement with the University and the exclusive license agreement covering the technology on which the University and the Company are working. Our ability to accomplish our business plan relies entirely on our ability to successfully develop marketable 3D display technology.

Our only significant assets at the present time are our Sponsored Research Agreement with the University and the exclusive license agreement covering the technology on which the University and the Company are currently working. In October 2008, Dr. Hakki Refai, the former chief researcher at the University joined the Company as our Chief Technology Officer. Any technology independently developed by the Company subsequent to October 2008, will be the sole property of 3DIcon. If we or the University researchers are not successful in developing 3D display technology that we have envisioned in our business plan, our ability to generate revenues from marketing of the product or technologies on which our business plan is based will be severely impacted, which could threaten the very existence of the Company.

Even if we or the University researchers are successful in developing 3D display technology, because of the revolutionary nature of such technology (i.e., no similar technology currently exists, and there are numerous unknowns relating to the technology, such as manufacturing costs and operational costs), there can be no assurance that our marketing plans for the technology will be successful.

Therefore, the fact that our success depends significantly on our efforts to develop a technologically challenging new product that will be in a form readily marketable and acceptable to a given market, and our ability to then successfully market such technology, makes an investment in the Company much more risky than a comparable investment in other companies that may have a broad range of existing, proven products.

We may not be able to compete successfully.

Although the volumetric 3D imaging and display technology that we are attempting to develop is new, and although at present we are aware of only a limited number of companies that have publicly disclosed their attempts to develop similar technology, we anticipate a number of companies are or will attempt to develop technologies/products that compete or will compete with our technologies. Further, even if we are the first to market with a technology of this type, and even if the technology is protected by patents or otherwise, because of the vast market and communications potential of such a product, we anticipate the market will be flooded by a variety of competitors (including traditional display companies), many of which will offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to prospective customers. In addition, many if not all of our competitors and potential competitors will initially be larger and have greater financial resources than we do. Some of the companies with which we may now be in competition, or with which we may compete in the future, have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, even given our relationship to the University, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. Further, technology in this industry may evolve rapidly once an initially successful product is introduced, making timely product innovations and use of new technologies essential to our success in the marketplace. The introduction by our competitors of products with improved technologies or features may render any product we initially market obsolete and unmarketable. If we or our partners are not able to deliver to market products that respond to industry changes in a timely manner, or if our products do not perform well, our business and financial condition will be adversely affected.

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The technologies being developed may not gain market acceptance.

The products that we are currently developing utilize new technologies. As with any new technologies, in order for us to be successful, these technologies must gain market acceptance. Since the technologies that we anticipate introducing to the marketplace will exploit or encroach upon markets that presently utilize or are serviced by products from competing technologies, meaningful commercial markets may not develop for our technologies.

In addition, the development efforts of 3DIcon and the University on the 3D technology are subject to unanticipated delays, expenses or technical or other problems, as well as the possible insufficiency of funding to complete development. Our success will depend upon the ultimate products and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. The proposed products and technologies may never be successfully developed, and even if developed, they may not satisfactorily perform the functions for which they are designed. Additionally, these may not meet applicable price or performance objectives. Unanticipated technical or other problems may occur which would result in increased costs or material delays in their development or commercialization.

If we are unable to successfully retain existing management and recruit qualified personnel having experience in our business, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued services of our Board of Directors, management officers and our Chief Technology Officer.  Our success also depends on our ability to attract and retain other key executive officers.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In their report dated April 6, 2012, our auditors have expressed substantial doubt about our ability to continue as a going concern. These concerns arise from the fact that we are a development stage organization with insufficient revenues to fund development and operating expenses. If we are unable to continue as a going concern, you could lose your entire investment in us.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require approximately $2.5 million additional funds over the next two years to continue research, development and testing of our technologies, to obtain intellectual property protection relating to our technologies when appropriate, and to improve and market our technologies. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Risks Related to Our Intellectual Property

If we fail to establish, maintain and enforce intellectual property rights with respect to our technology and/or licensed technology, our financial condition, results of operations and business could be negatively impacted.

Our ability to establish, maintain and enforce intellectual property rights with respect to our technology and the University’s ability to establish, maintain and enforce intellectual property rights with respect to our exclusively licensed technology, once successfully developed into 3D display technology that we intend to market, will be a significant factor in determining our future financial and operating performance. We seek to protect our intellectual property rights by relying on a combination of patent, trade secret and copyright laws. We also use confidentiality and other provisions in our agreements that restrict access to and disclosure of its confidential know-how and trade secrets.

Outside of our pending patent applications, we seek to protect our technology as trade secrets and technical know-how. However, trade secrets and technical know-how are difficult to maintain and do not provide the same legal protections provided by patents. In particular, only patents will allow us to prohibit others from using independently developed technology that are similar. If competitors develop knowledge substantially equivalent or superior to our trade secrets and technical know-how, or gain access to our knowledge through other means such as observation of our technology that embodies trade secrets at customer sites which we do not control, the value of our trade secrets and technical know-how would be diminished.

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While we strive to maintain systems and procedures to protect the confidentiality and security of our trade secrets and technical know-how, these systems and procedures may fail to provide an adequate degree of protection. For example, although we generally enter into agreements with our employees, consultants, advisors, and strategic partners restricting the disclosure and use of trade secrets, technical know-how and confidential information, we cannot provide any assurance that these agreements will be sufficient to prevent unauthorized use or disclosure. In addition, some of the technology deployed at customer sites in the future, which we do not control, may be readily observable by third parties who are not under contractual obligations of non-disclosure, which may limit or compromise our ability to continue to protect such technology as a trade secret.

While we are not currently aware of any infringement or other violation of our intellectual property rights, monitoring and policing unauthorized use and disclosure of intellectual property is difficult. If we learned that a third party was in fact infringing or otherwise violating our intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

If our technology is licensed to customers at some point in the future, the strength of the intellectual property under which we would to grant licenses can be a critical determinant of the value of such potential licenses. If we are unable to secure, protect and enforce our intellectual property now and in the future, it may become more difficult for us to attract such customers.  Any such development could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may face claims that we are violating the intellectual property rights of others.

Although we are not aware of any potential violations of others’ intellectual property rights, we may face claims, including from direct competitors, other companies, scientists or research universities, asserting that our technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. We cannot be certain that our technologies and processes do not violate the intellectual property rights of others. If we are successful in developing technologies that allow us to earn revenues and our market profile grows we could become increasingly subject to such claims.

We may also face infringement claims from the employees, consultants, agents and outside organizations we have engaged to develop our technology. While we have sought to protect ourselves against such claims through contractual means, we cannot provide any assurance that such contractual provisions are adequate, and any of these parties might claim full or partial ownership of the intellectual property in the technology that they were engaged to develop.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our potential technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all. If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to use or license such technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if we are to enter into a license agreement in the future and it provides that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

Any claims brought against us or any customer licensees alleging that we have violated the intellectual property of others could have negative consequences for our financial condition, results of operations and business, each of which could be materially adversely affected as a result.

Risks Relating to Our Current Financing Arrangements:

There are a large number of shares underlying our convertible debentures, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of June 29, 2012, we had 39,570,228 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 48,187,404 shares of common stock at current market prices. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. We also have outstanding warrants issued to Golden State Equity Investors, Inc. f/k/a Golden Gate Investors ("Golden State") to purchase 22,543 shares of common stock at an exercise price of $381.50. The sale of the shares underlying the convertible debentures and warrants may adversely affect the market price of our common stock.

Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless.

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The conversion price of our convertible debentures is continuously adjustable, which could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our 4.75% $100,000 convertible debenture (excluding accrued interest) issued to Golden State on November 3, 2006, based on the remaining principal balance of $78,092 and market prices 25%, 50% and 75% below the market price as of June 29, 2012 of $0.22.

% Below Market	Price Per Share	Effective Conversion Price	Number of Shares Issuable(1)	% of Outstanding Stock
25%	$0.165	$0.132	72,795,807	184%
50%	$0.110	$0.088	109,635,790	277%
75%	$0.055	$0.044	220,155,740	556%

(1) Shares issuable exclude 22,543 shares underlying the remaining warrants exercisable at $381.50 per share.

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the $1.25 million convertible debenture issued to Golden State on January 15, 2008 (the "Second Debenture") (excluding accrued interest), based on the principal balance of $31,788 and market prices 25%, 50% and 75% below the market price as of June 29, 2012 of $0.22.

		Effective	Number	% of
% Below	Price Per	Conversion	of Shares	Outstanding
Market	Share	Price	Issuable	Stock
25%	$0.165	$0.149	214,063	0.5%
50%	$0.110	$0.099	321,094	0.8%
75%	$0.055	$0.049	642,189	1.6%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

So long as the market price of our stock is below $4.00, the issuance of shares in connection with the conversion of the $100,000 convertible debenture results in the issuance of shares at an effective 20% discount to the trading price of the common stock prior to the conversion. So long as the market price of our stock is below $2.00 the issuance of shares in connection with the conversion of the Second Debenture results in the issuance of shares at an effective 10% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of our convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although Golden State may not convert its convertible debentures and/or exercise their warrants if such conversion or exercise would cause it to own more than 9.9% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and selling some of their holdings and then converting the rest of their holdings. In this way, assuming the market price remains at a level acceptable to the selling stockholder, the selling stockholder could continue on a "conversion-sell-conversion" trend while never holding more than 9.9% of our common stock. Further, under the convertible debentures there is theoretically no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

If we are unable to issue shares of common stock upon conversion of the convertible debenture as a result of our inability to increase our authorized shares of common stock or as a result of any other reason, we are required to pay penalties to Golden State, redeem the convertible debenture at 130% and/or compensate Golden State for any buy-in that it is required to make.

If we are unable to issue shares of common stock upon conversion of the convertible debenture as a result of our inability to increase our authorized shares of common stock or as a result of any other reason, we are required to:

•	Pay late payments to Golden State for late issuance of common stock upon conversion of the convertible debenture, in the amount of $100 per business day after the delivery date for each $10,000 of convertible debenture principal amount being converted or redeemed;
•	In the event we are prohibited from issuing common stock, or fail to timely deliver common stock on a delivery date, or upon the occurrence of an event of default, then at the election of Golden State, we must pay to Golden State a sum of money determined by multiplying up to the outstanding principal amount of the convertible debenture designated by Golden State by 130%, together with accrued but unpaid interest thereon; and

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•	If ten days after the date we are required to deliver common stock to Golden State pursuant to a conversion, Golden State purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Golden State of the common stock which it anticipated receiving upon such conversion (a "Buy-In"), then we are required to pay in cash to Golden State the amount by which its total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the convertible debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

In the event that we are required to pay penalties to Golden State or redeem the convertible debentures held by Golden State, we may be required to curtail or cease our operations.

Risks Relating to Our Common Stock:

The price of our common stock is volatile and fluctuations in our operating results and announcements and developments concerning our business affect our stock price, which may cause investment losses for our stockholders.

The market for our common stock is highly volatile and the trading price of our stock on the OTCBB is subject to wide fluctuations in response to, among other things, operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to us could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person's account for transactions in penny stocks; and
•	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Our stock is thinly traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares.

The shares of our common stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

We could issue additional common stock, which might dilute the book value of our common stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. These issuances would dilute the percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our common stock. You may incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our common stock.

Our common stock could be further diluted as the result of the issuance of convertible securities, warrants or options.

In the past, we have issued convertible securities (such as convertible debentures and notes), warrants and options in order to raise money or as compensation for services and incentive compensation for our employees and directors. We have shares of common stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of these convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our common stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our common stock), or could obligate us to issue additional shares of common stock to certain of our stockholders.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.  In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

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We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis.  It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting.  In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

Risks Related to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

There is no minimum offering amount required as a condition to closing this offering and therefore net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering for repayment of debt and general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to         shares offered in this offering at an assumed public offering price of $         per share, and after deducting underwriter’s discounts and commissions, if any, and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $          per share, or          %, at the assumed public offering price. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options are ultimately exercised, you will sustain future dilution. We may also acquire or license other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders.

If you are not an institutional investor, you may purchase shares in this offering only if you reside within the states in which we will apply to have the securities registered or are exempt from registration, and, if required, meet any requisite suitability standards.

Because our common stock is quoted on the OTC Bulletin Board and not listed on a national securities exchange, this offering must be registered, or be exempt from registration, in any state in which the common stock and warrants are to be offered or sold. We will apply to register the common stock and warrants, or will seek to obtain an exemption from registration, only in certain states. In addition, if we register the common stock and warrants in the State of California, sales will only be made to residents of California who have not less than (i) a $60,000 liquid net worth (exclusive of home, home furnishings and automobile) plus $60,000 gross annual income, or (ii) a $225,000 liquid net worth. If you are not an “institutional investor,” you must be a resident of the jurisdictions to purchase our shares in the offering are registered or exempt from registration. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase shares in this offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

There is no public market for the offered securities other than our common stock.

Our common stock is traded on the OTC Bulletin Board and is not listed on any securities exchange. We have not registered any series of our currently issued and outstanding preferred stock for trading in the public securities markets and do not intend to do so. There is no established public trading market for any securities that we may offer and sell under this prospectus other than our common stock. Without an active market, the liquidity of the securities other than our common stock will be limited.

Because this is a direct public offering, with no minimum number of shares that must be sold, we may receive some or no proceeds.

This is a direct public offering by the Company of up to          shares of our common stock. There is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. As a result, we may receive some or no proceeds from the offering. If any proceeds are received, it is possible that such proceeds may not be sufficient to cover the costs of the offering.

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FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission (the “SEC”). In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Based on an assumed public offering price of $     per share, we estimate that the net proceeds to us from the sale of the shares that we are offering, assuming gross proceeds of $      million, will be approximately $      million, after deducting underwriting discounts and commissions and estimated offering expenses..

If a warrant holder elects to pay the exercise price, rather than exercising the warrants on a “cashless” basis, we may also receive proceeds from the exercise of warrants.  We cannot predict when, or if, the warrants will be exercised.  It is possible that the warrants may expire and may never be exercised.

We expect to use any proceeds received from this offering for repayment of debt and general corporate purposes, such as research and development, business development, working capital and capital expenditures.

Pending the application of the net proceeds as described above or otherwise, we may invest the proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the U.S. government or other securities.

We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our capitalization, as of March 31, 2012:

☐	on an actual basis; and

☐	on a pro forma as adjusted basis to give effect to the issuance of the shares offered hereby.

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

	Actual	Proforma
SHAREHOLDERS' EQUITY

	-
Common stock, $0.0002 par value;
1,500,000,000 authorized common shares
33,949,163 shares
issued and outstanding	$6,790
Additional paid in capital	15,464,489
Common stock subscription payable	-
Deficit accumulated during the development stage	(16,798,827)

TOTAL SHAREHOLDERS' EQUITY	$(1,327,548)

This table excludes the following:

-	1,868,394 post-split shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2012 with a weighted average exercise price of $0.61 per share.

-	1,868,394 post-split shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2012 with a weighted average exercise price of $24.49 per share.

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MARKET PRICE OF AND DIVIDENDS ON THE COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “TDCP”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. Where applicable, the prices set forth below give retroactive effect to our one-for-thirty-five reverse stock split which became effective on April 27, 2012.

2012 Fiscal Year

	High	Low
First Quarter ended March 31, 2012	$0.54	$0.28
Second Quarter ended June 30, 2012	$0.55	$0.09

Year Ended December 31, 2011

	High	Low
First Quarter ended March 31, 2011	$3.64	$0.39
Second Quarter ended June 30, 2011	$2.78	$0.70
Third Quarter ended September 30, 2011	$1.12	$0.46
Fourth Quarter ended December 31, 2011	$0.63	$0.24

Year Ended December 31, 2010

	High	Low
First Quarter ended March 31, 2010	$0.31	$0.10
Second Quarter ended June 30, 2010	$0.21	$0.09
Third Quarter ended September 30, 2010	$0.20	$0.09
Fourth Quarter ended December 31, 2010	$0.98	$0.01

The market price of our common stock, like that of other technology companies, is highly volatile and is subject to fluctuations in response to variations in operating results, announcements of technological innovations or new products, or other events or factors. Our stock price may also be affected by broader market trends unrelated to our performance.

Holders

As of June 29, 2012 we had approximately 390 active holders of our common stock. The number of active record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

Dividend Policy

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

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Equity Compensation Plan Information

The following table sets forth the information indicated with respect to our compensation plans under which our common stock is authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders:

2012 Plan(1)			3,592,235
2011 Plan	171,429	$0.59	173,244
Total	-	$-	-

(1)	Our board of directors adopted this plan in May 2012. The Plan was registered on Form S-8, filed May 4, 2012.

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DILUTION

Our pro forma net tangible book value as of             , 2012 was $           or $       per share of common stock, based upon           shares outstanding as of that date. Net tangible book value per share is determined by dividing such number of outstanding shares of common stock into our net tangible book value, which is our total tangible assets less total liabilities. After giving effect to the sale of the shares in this offering at the assumed public offering price of $      per share, at          , 2012, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at          , 2012 would have been approximately          , or $          per share. This represents an immediate increase in net tangible book value of approximately $          per share to our existing stockholders, and an immediate dilution of $           per share to investors purchasing shares in the offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share	$
Pro forma net tangible book value per share as of , 2012	$
Increase per share attributable to sale of shares to investors	$
Pro forma as adjusted net tangible book value per share after the offering	$
Dilution per share to investors	$

The foregoing illustration does not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock. The foregoing illustration also does not reflect the dilution that would result from the underwriter warrants.

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BUSINESS

Organizational History

3DIcon Corporation was incorporated on August 11, 1995, under the laws of the State of Oklahoma as First Keating Corporation. Our articles of incorporation were amended August 1, 2003 to change the name to 3DIcon Corporation. The initial focus of First Keating Corporation was to market and distribute books written by its founder, Martin Keating. During 2001, First Keating Corporation began to focus on the development of 360-degree holographic technology. The effective date of this transition is January 1, 2001. We have accounted for this transition as reorganization and accordingly, restated its capital accounts as of January 1, 2001. At the inception on January 1, 2001, our primary activity was the raising of capital in order to pursue its goal of becoming a significant participant in the formation and commercialization of interactive, optical holography for the communications and entertainment industries.

In April 2004, we engaged the University of Oklahoma to conduct a pilot study to determine the opportunity and feasibility for the creation of volumetric three dimensional display systems.

On July 15, 2005, we entered into a Sponsored Research Agreement with the University, which expired on January 14, 2007. Under this agreement, the University conducted a research project entitled "Investigation of 3-Dimensional Display Technologies".

On February 23, 2007, we entered into an SRA with the University, which SRA expired on March 31, 2010. Under this agreement, the University conducted a research project entitled "3-Dimensional Display Development".

In the fourth quarter of 2007 we announced the release of our first product, "Pixel Precision". On February 12, 2009, version 2.0 of Pixel Precision was released to expand its capabilities and provide new compatibility with Texas Instrument's newly released DLP® Discovery 4000 kits.  This is a companion software application to the DMD Discovery ™ line of products manufactured by Texas Instruments®.

The Oklahoma Center for the Advancement of Science and Technology approved the Company’s application for funding of a matching grant titled 800 Million Voxels Volumetric Display, on November 19, 2008.  The two-year matching grant, totaling $299,932, had a start date of January 1, 2009.  The Company received approval for our no cost extension request for the first year of the contract. With the new modification, the first year ended on August 31, 2010.  The award is for a maximum of $149,940 for 2009 and the remainder for 2011.  The Company earned 52,649 and $30,000 from the grant during the three-month periods ended March 31, 2012 and 2011, respectively and $270,473 from inception to date.  The Company received approval for our no cost extension request for the second year of the contract and, with the new modification, the second year ends on August 31, 2012.

Overview of Business

We are a development stage company. Our mission is to pursue, develop and market full-color volumetric 3D display technology. Through a Sponsored Research Agreement with the University of Oklahoma, we have obtained the exclusive worldwide marketing rights to certain 3D display technologies under development by the University. The development to date has resulted in the University filing seven provisional patents; six of the seven provisional patents have been combined and converted to four utility patents. On May 26, 2009, the United States Patent and Trademark Office approved the pending patent called "Volumetric Liquid Crystal Display" for rendering a three-dimensional image and converted it to US patent No. 7,537,345. On December 28, 2010, USPTO approved the pending patent called “Light Surface Display for Rendering a Three-Dimensional Image,” and issued the United States Patent No. 7,858,913.  This patent describes what we are calling our CSpace®™ technology. At this time, we do not own any intellectual property rights in these technologies, and, apart from the Sponsored Research Agreement with the University, have no contracts or agreements pending to acquire such rights or any other interest in such rights. We plan to market the technology and the intellectual property developed by the University and our staff by targeting various industries, such as retail, manufacturing, entertainment, medical, healthcare, transportation, homeland security and the military. On April 6, 2009, we filed a provisional patent on an emissive two-dimensional screen that is controlled and driven by a standard digital light projector or other optical input source. This provisional patent is called "Flexible/Inflexible Front/Back Projection screen or display" and owned solely by 3DIcon Corporation.   Through the current agreement with the University of Oklahoma, OU filed a continuation patent application on November 19, 2010, called “3D Light Surface Display”.  This application provides additional protections of our CSpace®™ technology.

Since March of 2012, the Company has been exploring the possibility of developing and marketing glasses-free flat screen 3D displays based on next generation glasses-free flat screen 3D display technology acquired or licensed from another company. This acquired technology and any resultant display products would be in addition to and complementary with our internally developed CSpace glasses-free volumetric 3D display technology. Recently, the company has met with multiple glasses-free flat screen 3D display companies, is in discussion with several of these companies about a potential acquisition or partnership, and is engaged in non-binding discussions to acquire one of these companies. Currently, we do not have any agreements in place that would allow such entry into the flat screen segment of the glasses-free 3D display industry and no assurances can be made, if an acquisition or partnership is consummated, that the Company could successfully bring to market such technology.

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Overview of Development of 3D Technology

Pursuant to the Sponsored Research Agreement, a portfolio of 3D Display Technologies is being developed in using the following approaches:

•	I – Swept Volume Displays - We have successfully achieved the initial demonstration and proof of technology for this approach.

•	II – Static Volumetric Displays - Under Glass.

•	III – Stacked Volume Displays - We also have investigated the technologies for developing innovative Stacked Volumetric Displays.

The Swept Volume Display is designed to be a 3D display system showing a volumetric image generated from an electronic medium. A proof-of-concept demonstration was achieved by the researchers around September 2007. The Swept Volume Display R&D entered into the subsequent second stage of improvement and development in 2008. Additional work on this particular approach has been deferred indefinitely because of the success and initial superiority of the CSpace®™ technology.

Our implementation of a Static Volume Display (CSpace®™) employs one or more Digital Micro-Mirror Devices (DMDs) and infra-red lasers to produce 3D images in advanced transparent nanotechnology materials, thereby enabling the creation, transmission and display of high resolution 3D images within a volume space, surrounded by glass or transparent screen. The initial investigation for the Static Volume system commenced in 2007. On September 2008, we built a laboratory prototype Static Volume Display using the CSpace®™ technology and demonstrated the creation of true 3D images within a specified image space. New developments for eliminating the distortion occurred by the divergence of the constructed 3D image have been presented at the SPIE Europe Security & Defense conference in Berlin, Germany in August 2009. Improvements for the optical systems utilized by CSpace®™ with the latest achieved resolution were published on October 2009 in IEEE/OSA Journal of Display Technology titled "Static Volumetric Three-Dimensional Display". On February 15, 2010, at the SPIE Medical Imaging conference, we presented the latest software developments that allow reading Digital Imaging and Communication In Medicine ("DICOM") formats whether scanned by ultrasound devices, magnetic resonance imaging ("MRI"), or computed tomography ("CT") scanners. With this new software architecture, Static Volume 3D displays based on the CSpace®™ technology would have the capability of displaying medical images.

On April 14, 2010, at the OSA Digital Holography and Three-Dimensional Imaging conference in Miami, FL, we presented an increase in brightness of the constructed 3D images.  On September 23, 2010, at the SPIE Europe Security & Defense conference in Toulouse, France, we presented new implementations to reduce flicker of the 3D Images constructed by CSpace®™ display.  In November 2010, we published a new method of rendering 3D Images using a rotational-slicing technique at the Journal of the Society for Information Display. In December 2010, we published the utilization of new materials for CSpace®™ image space at the Journal of the Society for Information Display. In April 2011, New Developments That Allow CSpace®™ To Perfectly Fit Applications Such As Air Traffic Control was published in the IEEE/OSA Journal of Display Technology.

Regarding our continued efforts to improve the performance of the CSpace technology, we are making better-than-expected progress on our second-generation prototype. Our goals for this new prototype are to first improve image brightness, and then to improve resolution (increase the number of voxels or 3D pixels), and lastly to increase the size of the image. Our technical team has made significant improvements in brightness and resolution since March of 2012. The image generated by the second-generation prototype is approximately fifty times (50x) brighter than our first generation prototype and can now be viewed in normal room lighting. As a result of the increased brightness, resolution has also been improved. The estimated resolution of the second-generation prototype is approximately five times (5x) greater than the first generation prototype. The Company has put in place a new development strategy and, in about three months since its implementation, we have already reached an important goal. Furthermore, in accordance with the development strategy, we plan to further increase resolution, as well as image size, in the coming months.

University of Oklahoma - Sponsored Research Agreement

On April 20, 2004, we entered into a Sponsored Research Agreement entitled "Investigation of Emerging Digital Holography Technologies" with the University, which expired October 19, 2004. We paid the University $14,116 pursuant to this agreement. The purpose of this agreement was to conduct a pilot study to investigate digital holography as a candidate technology for the development of three-dimensional ("3D") imaging and visualization systems. The purpose of the pilot study was to investigate the current state-of-the-art research and development activities taking place in the field of digital holography, particularly emerging technologies. The scope of work for the study encompassed the following tasks:

•	Literature review to determine key leading edge research in relevant areas;
•	Review of related commercial products to identify technological approaches and potential competitors and/or partners;
•	Preliminary patent review; and
•	Recommendations for product research and development directions.

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On July 15, 2005, we entered into a Sponsored Research Agreement with the University, which expired on January 14, 2007. Under this agreement, the University conducted a research project entitled "Investigation of 3-Dimensional Display Technologies" and the Company agreed to pay the University $453,584 at various dates from November 10, 2005 through July 15, 2006 to cover the costs of the research. The goals for this research were as follows:

•	Produce patentable and/or copyrightable intellectual property;
•	Produce proof-of-concept technology that demonstrates the viability of the intellectual property;
•	Assess opportunities for manufacturing technological products in Oklahoma;
•	Investigate magnetic nanospheres (“MNs”) for use as a projection media;
•	Develop a control platform to actively distribute MNs in an unbounded volumetric space;
•	Investigate the doping of MNs with fluorescent materials for light emission at different wavelengths, i.e., develop fluorescent MNs ("FMNs");
•	Evaluate other display medium technologies for potential strategic partnerships;
•	Evaluate the most appropriate (from a cost-to-benefit standpoint) solid-state light sources for projection applications;
•	Develop software for displaying ideal 3D images; and
•	Investigate software interface issues with other image capture technologies.

The final payment of $226,792, due on July 15, 2006, was not paid. On November 1, 2006 the Sponsored Research Agreement was modified to provide $125,259 additional funding, extend the term of the agreement through March 31, 2007, and revise the payment schedule to combine the July 15, 2006 remaining balance due of $226,792 with the additional funding into a revised payment schedule. Under the terms of the agreement, we agreed to pay the combined remaining obligation of $352,051 in four equal monthly installments of $88,013 beginning on December 31, 2006 through March 31, 2007.

On February 23, 2007, we entered into a Sponsored Research Agreement with the University of Oklahoma, which expired on March 31, 2010. Under this agreement, the University conducted a research project entitled "3-Dimensional Display Development". We agreed to pay the University $3,468,595 in monthly installments ranging from $92,263 to $112,777 beginning on April 30, 2007 and ending on March 31, 2010.

On October 31, 2008, OU agreed to revise the payment terms under the SRA from a fixed monthly payment to a reimbursable cost payment basis effective September 1, 2008. As of September 30, 2008 we had a remaining obligation under the previous SRA payment schedule of $2,665,818, which included monthly payments due for December 2007 through August 31, 2008 totaling $861,131. The $1,804,687 balance of the remaining scheduled payment obligation was cancelled by OU. Under the terms of the revised base payments schedule, the arrearages would be paid in nine monthly base installments from October 31, 2008 to June 30, 2009 of amounts ranging from $35,000 to $101,132 leaving a remaining balance after the base payments of $290,000. In addition to the monthly base payments, we agreed to make additional payments on the $861,131 arrearages based on a formula of 50% of funding in excess of $120,000 plus the base monthly payment. In the event funding did not provide for any additional payments, the remaining balance would be $290,000, which OU agreed to accept 4,264,707 shares of our common stock based on the October 14, 2008 market price as reported on the OTC Bulletin Board of $0.068 per share as payment on June 30, 2009. We had the option to repurchase the shares at $0.068 per share by September 30, 2009 or at market value, but not less than $0.068 per share, if the repurchase occurred after September 30, 2009.

On May 18, 2009, the University agreed to revise the payment terms. Under the terms of the revised base payments schedule, the arrearages scheduled to be paid in nine monthly base installments from October 31, 2008 to June 30, 2009 of amounts ranging from $35,000 to $101,132 were deferred to a monthly payment schedule of July 2009 through February 2010.

On February 19, 2010, OU agreed to modify the repayment plan to retire the remaining arrearages outstanding of $525,481. Under the terms of the modified repayment plan the Company agreed to make payments to the University, not less than quarterly, in an amount equal to 22.5% of any funding received by the Company. The first quarterly payment was due to the University on April 30, 2010. These repayment terms were to remain in effect until the outstanding debt was retired.

On December 1, 2010, the Company entered into an agreement (the "Agreement") with OU pursuant to which OU agreed to convert all sums due to it from the Company in connection with its SRA with the Company, which as of December 1, 2010 amounted to approximately $485,000, into an aggregate of 59,000,000 shares of the Company's common stock (the "Shares"). As a result of the debt conversion, OU became the holder of approximately 8% of the outstanding common stock of the Company. Pursuant to the Agreement, the Shares are subject to a put option allowing OU to require the Company to purchase certain of the Shares upon the occurrence of certain events. In addition, the Shares are subject to a call option allowing the Company to require OU to sell to the Company the Shares then held by OU in accordance with the terms of the Agreement.

The Agreement also amended the existing agreements between the Company and OU such that all intellectual property, including all inventions and or discoveries, patentable or un-patentable, developed before July 28, 2008 by OU under the SRA is owned by OU. All intellectual property, including all inventions and/or discoveries, patentable or un-patentable, developed jointly by the Company and OU at any time is jointly owned by the Company and OU. Finally, all intellectual property developed by the Company after July 28, 2008, including all inventions and or discoveries, patentable or un-patentable, is owned by the Company.

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During the years ended December 31, 2011 and 2010, the Company charged operations $37,363 and $43,884, respectively, pursuant to the SRA. At December 31, 2011, the Company owed the University $7,686 in direct costs.

Progress on Research and Development Activities and Intellectual Property Rights

We own all worldwide rights to commercial and government usage of the intellectual property being developed by the University. The University has applied for the following patents with the U.S. Patent and Trademark Office:

Description of Provisional Patent Application as Filed	Description of Utility Patent Application Filing (Combined)	Date of Filing	Granted U.S. Patent	European Pending Patent- Date of Filing	Japanese Pending Patent-Date of Filing
Swept Volume Display	Swept Volume Display	Filed by OU in September 2006

Colorful Translation Light Surface 3D Display Colorful Translation 3D Volumetric Display 3D Light Surface Display	Light Surface Display for Rendering Three-Dimensional Image (Combined)	Filed by OU in April 2007	December 2010	April 2007	April 2007

Volumetric Liquid Crystal Display	Volumetric Liquid Crystal Display for Rendering Three-Dimensional Image (Combined)	Filed by OU in April 2007	May 2009

Computer System Interaction with DMD	Computer System Interaction with DMD	Filed by OU in January 2008

Virtual Moving Screen for Rendering Three Dimensional Image	Virtual moving screen for rendering a three-dimensional image	Filed by OU in January 2008

Optically Controlled Light Emitting and System for Optically Written 2D and 3D Displays	Utility Patent Application to be filed	Filed by 3DIcon in April 2008

Marketing and Product Development

We produced our first product "Pixel Precision" in 2007. The product has been made commercially available through a sales and distribution arrangement with Digital Light Innovations that was signed March 6, 2008. This product is a result of our research efforts involving the use of the Texas Instruments Digital Micro-Mirror Device. The product is targeted at the application development market involving the use of DMDs, specifically the DMD-Discovery™ line from Texas Instruments™.

We do not have any commercial products, services or technologies in the area of Three Dimensional Displays as yet. We envision the sale of products developed or jointly developed with partners in various industry verticals, the sub-licensing of University-owned technology, or a combination thereof.

We have identified the following potential markets and uses for the technology being developed by the Company:

•	Medical Imaging (CT, MRI, Dental);
•	Digital Displays: Large Format, Retail Advertising;
•	Air Traffic Systems, Traffic Planning, Town Planning;
•	Pharmaceutical and Bio-Medical Research;
•	Homeland Defense and Security (Baggage and Cargo Scanning);
•	Architectural Plans and Virtual Structures;
•	Interactive Entertainment;
•	Geo-Spatial Applications;
•	Casino Gaming;
•	Military Applications;
•	Engineering and Geospatial Exploration;

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•	Military Performance (mission planning, tactical awareness, decision support, and post engagement assessment)
•	Space Transportation Systems;
•	Earth Science Research;
•	Education and Training Applications; and
•	Entertainment Applications (video games).

Competition

There are a number of different technologies that are at different stages of research and development to enable the display of 3D images. The following is a summary of volumetric or rear projection 3D display research or product development activities of which we are currently aware:

•	LightSpace DepthCube™ from LC Tech
•	Felix 3D Displays
•	Perspecta Spatial 3D Display from Optics for Hire
•	3D Technology Laboratories
•	Xigen – Rotating helix 3D display
•	USC – Rotating light field 3D display
•	Setred – Rear projection 3D display
•	Zecotek – Rear projection 3D display

Employees

We had five employees as of July 3, 2012, Mark Willner, Chief Executive Officer, Mr. Chris Dunstan, Interim Chief Financial Officer, Dr. Hakki Refai, Chief Technology Officer, Dr. George Melnik, Senior Technical Advisor, and Ms. Judith Keating, Company Secretary and Director of Investor Relations. None of our employees are covered by a collective bargaining agreement. We consider relations with our employees to be good.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview of Business

We are a development stage company. Our mission is to pursue, develop and market full-color volumetric 3D technology. Through a Sponsored Research Agreement with the University of Oklahoma, we have obtained the exclusive worldwide marketing rights to certain 3D display technologies under development by the University. The development to date has resulted in the University filing seven provisional patents; six of the seven provisional patents have been combined and converted to four utility patents. On May 26, 2009, the United States Patent and Trademark Office approved the pending patent called "Volumetric Liquid Crystal Display" for rendering a three-dimensional image and converted it to US patent No. 7,537,345. On December 28, 2010, USPTO approved the pending patent called “Light Surface Display for Rendering a Three-Dimensional Image,” and issued the United States Patent No. 7,858,913.  This patent describes what we are calling our CSpace®™ technology. At this time, we do not own any intellectual property rights in these technologies, and, apart from the Sponsored Research Agreement with the University, have no contracts or agreements pending to acquire such rights or any other interest in such rights. We plan to market the technology and the intellectual property developed by the University and our staff by targeting various industries, such as retail, manufacturing, entertainment, medical, healthcare, transportation, homeland security and the military. On April 6, 2009, we filed a provisional patent on an emissive two-dimensional screen that is controlled and driven by a standard digital light projector or other optical input source. This provisional patent is called "Flexible/Inflexible Front/Back Projection screen or display" and owned solely by 3DIcon Corporation.   Through the current agreement with the University of Oklahoma, OU filed a continuation patent application on November 19, 2010, called “3D Light Surface Display”.  This application provides additional protections of our CSpace®™ technology.

Since March of 2012, the Company has been exploring the possibility of developing and marketing glasses-free flat screen 3D displays based on next generation glasses-free flat screen 3D display technology acquired or licensed from another company. This acquired technology and any resultant display products would be in addition to and complementary with our internally developed CSpace glasses-free volumetric 3D display technology. Recently, the company has met with multiple glasses-free flat screen 3D display companies, is in discussion with several of these companies about a potential acquisition or partnership, and is engaged in non-binding discussions to acquire one of these companies. Currently, we do not have any agreements in place that would allow such entry into the flat screen segment of the glasses-free 3D display industry and no assurances can be made, if an acquisition or partnership is consummated, that the Company could successfully bring to market such technology.

Reverse Stock Split

On April 27, 2012, 3DIcon Corporation, an Oklahoma corporation filed an Amended Certificate of Incorporation to effect a 1-for-35 reverse split of the Company’s common stock. The reverse stock split was announced by Financial Industry Regulatory Authority on April 26, 2012 and became effective on April 27, 2012. As previously reported on the Company’s Current Report on Form 8-K, filed on October 20, 2011, this action followed a stockholder vote at the Company’s annual meeting of the stockholders of the Company, which vote authorized the Company’s Board of Directors to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock.

On April 27, 2012, the effective date, every 35 shares of the Company’s issued and outstanding common stock were combined into one share of common stock. The Company did not issue any fractional shares in connection with the reverse stock split. Stockholders of record who otherwise would have been entitled to receive fractional shares will be entitled, upon surrender to our transfer agent of certificates representing such shares, cash in lieu thereof.

Throughout this prospectus, each instance which refers to a number of shares of our common stock refers to the number of shares of common stock after giving effect to the Reverse Split, unless otherwise indicated.   References to a number of shares of common stock in our historical financial statements for the three month period ended March 31, 2012 and for the years ended December 31, 2011 and 2010, included in related Forms 10-Q and 10-K, respectively, are reported on a post-Reverse Split basis.

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Critical Accounting Policies

The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Research and Development Costs

The Company expenses all research and development costs as incurred. Until we have developed a commercial product, all costs incurred in connection with the SRA with the University, as well as all other research and development costs incurred, will be expensed as incurred. After a commercial product has been developed, we will report costs incurred in producing products for sale as assets, but we will continue to expense costs incurred for further product research and development activities.

Stock-Based Compensation

Since its inception 3DIcon has used its common stock or warrants to purchase its common stock as a means of compensating our employees and consultants. Financial Accounting Standards Board ("FASB") guidance on accounting for share based payments requires us to estimate the value of securities used for compensation and to charge such amounts to expense over the periods benefited.

The estimated fair value at date of grant of options for our common stock is estimated using the Black-Scholes option pricing model, as follows:

The expected dividend yield is based on the average annual dividend yield as of the grant date. Expected volatility is based on the historical volatility of our stock. The risk-free interest rate is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option is based on historical exercise behavior and expected future experience.

Revenue Recognition

We recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, and the fair value of stock options. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by the Company:

Current assets and current liabilities – The carrying value approximates fair value due to the short maturity of these items.

Debentures payable – The fair value of the Company's debentures payable has been estimated by the Company based upon the liability's characteristics, including interest rate. The carrying value approximates fair value.

Recently Issued Accounting Pronouncements

Management reviewed accounting pronouncements issued during the three months ended September 30, 2011, and no pronouncements were adopted during the period.

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Results of Operations

Results of Operations for the three months ended March 31, 2012 compared to the three months ended March 31, 2011.

	Three Months Ended
	March 31, 2012 (Unaudited)	March 31, 2011 (Unaudited)
Revenue	$52,649	$33,000

Operating Expenses, Depreciation and Amortization	430,356	389,608

Loss from Operations before Other Income/(Expense)	(377,707)	(356,608)

Other Income/(Expense)	-	-

Loss Before Provision For Taxes	(377,707)	(356,608)

Income Taxes	—	—

Net Loss	$(377,707)	$(356,608)

Revenue

The Company earned $52,649 from the OCAST grant during the three months ended March 31, 2012.

In January 2008 we launched our first software product Pixel Precision™. We appointed Digital Light Innovations for the sales and distribution of this product in March 2008.

We have earned income of $-0- and $3,000 before commissions and costs from the sales of Pixel Precision™ for the three-months ended March 31, 2012 and March 31, 2011, respectively.

We expect sales of Pixel Precision™ to the installed and active user base of the earlier D1100 and D3000 systems in the near term and as companion product sales to D4000 systems. We expect that the revenue from this product to contribute to the operating expenses (general and administrative, research and development, interest) but do not expect the revenue generated in 2012 to cover the operating expenses.

Research and Development Expenses

The research and development expenses were $133,481 for the three months ended March 31, 2012, as compared to $65,003 for the three months ended March 31, 2011.  The increase was a result of engaging outside research and development consultants.

General and Administrative Expenses

Our general and administrative expenses were $294,994 for the three months ended March 31, 2012, as compared to $296,252 for the three months ended March 31, 2011.  The net decrease is due primarily to a $70,000 increase in consulting fees, $18,840 in options issued to the new CEO and a $52,000 decrease in legal fees incurred during the period, a decrease in accounting and auditing fees of $8,000, a $5,000 decrease in shareholder expense a various other administrative expense aggregating approximately $20,000.

Interest Expense

Interest expense for the three months ended March 31, 2012 was $1,881 as compared to $28,353 for the three months ended March 31, 2011.  The net decrease was a result of a decrease in the amounts outstanding on our convertible debentures and a decrease in interest costs for the extension of the Newton, O'Connor, Turner & Ketchum 13% Convertible Debentures.

Financial Condition, Liquidity and Capital Resources

Management remains focused on controlling cash expenses. We recognize our limited cash resources and plan our expenses accordingly. We intend to leverage stock-for-services wherever possible. The operating budget consists of the following expenses:

•	Research and development expenses pursuant to our SRA with the University. This includes development of an initial demonstrable prototype and a second prototype for static volume technology.

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.	•	Acceleration of research and development through increased research personnel as well as other research agencies.
	•	General and administrative expenses: salaries, insurance, investor related expenses, rent, travel, website, etc.
	•	Hiring executive officers for technology, operations and finance.
	•	Development, support and operational costs related to Pixel Precision™ software.
	•	Professional fees for accounting and audit; legal services for securities and financing; patent research and protection.

Our independent registered public accountants, in their audit report accompanying our financial statements for the year ended December 31, 2011, expressed substantial doubt about our ability to continue as a going concern due to our status as a development stage organization with insufficient revenues to fund development and operating expenses.

We had net cash of $81,286 at March 31, 2012.

We had negative working capital of $740,860 at March 31, 2012.

During the three months ended March 31, 2012, we used $301,160 of cash for operating activities, an increase of $34,829 or 13% compared to the three months ended March 31, 2011. The increase in the use of cash for operating activities was a result of the reduction in accounts payable.

There was no cash used in investing activities during the three months ended March 31, 2012 or for the three months ended March 31, 2011.

Cash provided by financing activities during the three months ended March 31, 2012 was $364,780, a decrease of $385,220 or 51% compared to the three months ended March 31, 2011.  The decrease was the result of warrant exercise advances from Golden State under the terms of our 4.75% convertible debenture.

We expect to fund the ongoing operations through the existing financing in place (see below); through raising additional funds as permitted by the terms of Golden State financing as well as reducing our monthly expenses.

Our ability to fund the operations of the Company is highly dependent on the underlying stock price of the Company.

Pursuant to the 6.25% Convertible Debenture now due in 2014, on November 21, 2007, the Company issued and sold a convertible note in the principal amount of $1,250,000 (the “Debenture”) to Golden State Equity Investors, Inc. f/k/a Golden Gate Investors (“Golden Gate”). Pursuant to the terms of the Debenture, Golden State may, at its election, convert all or a part of the Debenture into shares of the Company's common stock at a conversion rate equal to the lesser of (i) $2.00 or (ii) 90% of the average of the five lowest volume weighted average prices during the twenty trading days prior to Golden State's election to convert, subject to adjustment as provided in the Debenture. In addition, pursuant to the terms of the Debenture, the Company agreed to file a registration statement covering the shares of common stock issuable upon conversion or redemption of the Debenture. The Company filed a registration statement covering the shares to be issued upon conversion of the Debenture. Included in the registration statement were 4.25 million shares issuable on the Debenture based on 2007 market prices and assuming full conversion of the convertible debenture. The registration statement became effective on January 4, 2008.

Golden State advanced $125,000 on the $1.25 million Debenture on November 9, 2007 and $746,213 in January 2008 at which time the Company placed 7,961,783 shares of common stock in escrow to be released as debentures are converted. As of September 30, 2011, Golden State has funded an aggregate of $871,213 on the Debenture. Golden State will be obligated to fund the Company for the remaining $378,787 in principal on the Debenture upon the effectiveness of a registration statement underlying the remaining unfunded principal balance on the Debenture. At this time, the Company has not filed a registration statement. At various dates during 2009, $115,043, of the Debenture was converted into 12,124,828 shares of common stock at prices ranging from $0.007 to $0.01 based on the formula in the convertible debenture. At various dates during 2010, $274,438 of the Debenture was converted into 93,196,578 shares of common stock at prices ranging from $0.0027 to $0.004 based on the formula in the convertible debenture. Shares totaling 6,093,396 were issued in payment of $17,062 of accrued interest during 2010. At various dates during 2011, $157,331 of the Debenture was converted into 16,156,404 shares of common stock at prices ranging from $0.0059 to $0.0174 based on the formula in the convertible debenture. Additionally $12,669 was added to the principle balance of the debenture in payment of accrued interest during 2011. The 4,310,446 shares remaining in escrow and reported as outstanding at December 31, 2010 were cancelled in the first quarter of 2011.

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Pursuant to the 4.75% Convertible Debenture now due in 2014, beginning in November 2007, Golden State is obligated to submit conversion notices in an amount such that Golden State receives 1% of the outstanding shares of the Company every calendar quarter for a period of one year. In connection with each conversion, Golden State is expected to exercise warrants equal to 10 times the amount of principal converted. The warrants are exercisable at $10.90 per share. Beginning in November 2008, Golden State is required to convert $3,000 of the 4.75% Convertible Debenture and exercise 30,000 warrants per month. During 2009, Golden State converted $3,510 of the $100,000 debenture into 35,622,803 shares of common stock, exercised warrants to purchase 35,100 shares of common stock at $10.90 per share and the Company received $382,590 from the exercise of the warrants. During 2009, Golden State advanced $240,000 against future exercises of warrants and applied $4,181 of accrued interest due on the debenture to the advance account of which $336,170 was applied to the exercise of warrants leaving $48,511 of unapplied advances at December 31, 2009. During 2010, Golden State converted $4,752 of the $100,000 debenture into 162,454,399 shares of common stock, exercised warrants to purchase 47,523 shares of common stock at $10.90 per share and advanced $251,489 against future exercises of warrants of which $300,000 was applied to the exercise of warrants leaving $-0- of unapplied advances at December 31, 2010. During 2011, Golden State converted $6,760 of the $100,000 debenture into 60,601,868, shares of common stock and exercised warrants to purchase 67,600 shares of common stock at $10.90 per share based on the formula in the convertible debenture. Additionally Golden Gate advanced $753,381 against future exercises of warrants of which $736,840 was applied to the exercise of warrants leaving $16,542 of unapplied advances at December 31, 2011. During 2012, Golden State converted $1,663 of the $100,000 debenture into 25,049,954 shares of common stock and exercised warrants to purchase 16,635 shares of common stock at $10.90 per share based on the formula in the convertible debenture. Additionally Golden Gate advanced $364,781 against future exercises of warrants of which $181,322 was applied to the exercise of warrants leaving $200,001 of unapplied advances at March 31, 2012.

The Oklahoma Center for the Advancement of Science and Technology approved our application for funding of a matching grant titled 800 Million Voxels Volumetric Display, on November 19, 2008. The two-year matching grant, totaling $299,932, had a start date of January 1, 2009. We received approval for a no cost modification request, which extended the first year of the contract to August 31, 2010. In addition, the Company received approval for a second year no cost modification request, which extended the second year of the contract to August 31, 2012. In connection with the grant, the Company received (i) $35,139 during 2009; (ii) $96,362 during 2010; (iii) $86,323 during 2011; and $217,824 from inception to date.

On October 31, 2008 OU agreed to revise the payment terms under the SRA from a fixed monthly payment to a reimbursable cost payment basis effective September 1, 2008. As of September 30, 2008 the Company had a remaining obligation under the previous SRA payment schedule of $2,665,818 which included monthly payments due for December 2007 through August 31, 2008 of $861,131. The $1,804,687 balance of the remaining scheduled payment obligation was cancelled. Under the terms of the revised base payments schedule, the arrearages would be paid in nine monthly base installments from October 31, 2008 to June 30, 2009 of amounts ranging from $35,000 to $101,132 leaving a remaining balance after the base payments of $290,000. In addition to the monthly base payments, the Company agreed to make additional payments on the $861,131 arrearages based on a formula of 50% of funding in excess of $120,000 plus the base monthly payment. In the event funding did not provide for any additional payments, the remaining balance would be $290,000, which OU agreed to accept 4,264,707 shares of the Company's common stock based on the October 14, 2008 market price as reported on the OTC Bulletin Board of $0.068 per share as payment on June 30, 2009. The Company had the option to repurchase the shares at $0.068 per share by September 30, 2009 or at market value, but not less than $0.068 per share, if the repurchase occurred after September 30, 2009.

The Company was unable to meet the revised payment schedule and on May 18, 2009 the University agreed to revise the payment terms. Under the terms of the revised base payments schedule, the arrearages scheduled to be paid in nine monthly base installments from October 31, 2008 to June 30, 2009 of amounts ranging from $35,000 to $101,132, were deferred to a monthly payment schedule of July 2009 through February 2010. On February 19, 2010, the University agreed to modify the repayment plan to retire the outstanding debt of $525,481. Under the terms of the modified repayment plan the Company agreed to make payments to the University, not less than quarterly, in an amount equal to 22.5% of any funding received by the Company. The Company complied with the agreed upon payment schedule and on December 1, 2010 the Company entered into an agreement with OU pursuant to which OU agreed to convert all sums due to it from the Company in connection with its SRA with the Company, which as of December 1, 2010 amounted to approximately $485,000, into an aggregate of 59,000,000 shares of the Company's common stock. As a result of the debt conversion, OU became the holder of approximately 8% of the outstanding common stock of the Company. Pursuant to the agreement, the shares are subject to a put option allowing OU to require the Company to purchase certain of the shares upon the occurrence of certain events. In addition, the shares are subject to a call option allowing the Company to require OU to sell to the Company the shares then held by OU in accordance with the terms of the agreement.

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Results of Operations for the year ended December 31, 2011 compared to the year ended December 31, 2010

The following table presents our results of operations for the year ended December 31, 2011 and compared to the year ended December 31, 2010.

	Year Ended
	December 31, 2011 (Audited)	December 31, 2010 (Audited)

Revenue	$89,323	$106,059

Operating Expenses	2,409,792	1,629,796

Loss from Operations before Other Income/(Expense)	(2,320,469)	(1,523,737)

Other Income/(Expense)	-	-

Loss Before Provision for Taxes	(2,320,469)	(1,523,737)

Income Taxes	-	-

Net Loss	$(2,320,469)	$(1,523,737)

Revenue

The Company received $86,323 and $96,362 from the OCAST grant during 2011 and 2010, respectively.

We have launched our first software product Pixel Precision™. We appointed Digital Light Innovations for the sales and distribution of this product in March 2008.

We have earned income of $3,000 and $9,697 before commissions and costs from the sales of Pixel Precision™ for the years ended December 31, 2011 and December 31, 2010, respectively.

We expect sales of Pixel Precision™ to the installed and active user base of the earlier D1100 and D3000 systems in the near term and as companion product sales to D4000 systems. We expect that the revenue from this product to contribute to the operating expenses (general and administrative, research and development, interest) but do not expect the revenue generated in 2012 to cover the operating expenses.

Research and Development Expenses

The research and development expenses were $942,240 for the year ended December 31, 2011 as compared to $469,408 for the year ended December 31, 2010. The increase was a result of engaging outside research and development consultants.

General and Administrative Expenses

Our general and administrative expenses were $1,430,365 for the year ended December 31, 2011 as compared to $1,084,419 for the year ended December 31, 2010. The increase is due primarily to contracting with Mr. Aroesty, the new CEO, the new interim CFO and 10,000,000 (ten million) shares issued to Concordia Financial Group as additional compensation under the terms of the Independent Consulting Agreement.

Interest Expense

Interest expense for the year ended December 31, 2011 was $37,187 as compared to $75,969 for the year ended December 31, 2010. The decrease in interest expense resulted from the decrease of the amounts outstanding under the convertible debentures and promissory notes.

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Financial Condition, Liquidity and Capital Resources

Management remains focused on controlling cash expenses. We recognize our limited cash resources and plan our expenses accordingly. We intend to leverage stock-for-services wherever possible. The operating budget consists of the following expenses:

•	Research and development expenses pursuant to our SRA with the University. This includes development of an initial demonstrable prototype and a second prototype for static volume technology.
•	Acceleration of research and development through increased research personnel as well as other research agencies.
•	General and administrative expenses: salaries, insurance, investor related expenses, rent, travel, website, etc.
•	Hiring executive officers for technology, operations and finance.
•	Development, support and operational costs related to Pixel Precision™ software.
•	Professional fees for accounting and audit; legal services for securities and financing; patent research and protection.

Our independent registered public accountants, in their audit report accompanying our financial statements for the year ended December 31, 2011, expressed substantial doubt about our ability to continue as a going concern due to our status as a development stage organization with insufficient revenues to fund development and operating expenses.

We had net cash of $17,666 at December 31, 2011.

We had negative working capital of $659,560 at December 31, 2011.

During the year ended December 31, 2011, we used $1,118,437 of cash for operating activities, an increase of $607,302 or 119% compared to the year ended December 31, 2010. The increase in the use of cash for operating activities was a result of the increased loss from operations during 2011.

Cash used in investing activities during the year ended December 31, 2011 was $998 a decrease of $2,252 compared to the year ended December 31, 2010.  The decrease was a result of the decrease in the amount of office equipment purchased in 2011.

Cash provided by financing activities during the year ended December 31, 2011 was $770,000 a decrease of $110,368 or 13% compared to the year ended December 31, 2010.  The decrease was the result of an increase in funding under the terms of the convertible debentures from Golden State in 2011 and a decrease of in the amount of promissory notes issued from 2010.

We expect to fund the ongoing operations through the existing financing in place (see below); through raising additional funds as permitted by the terms of Golden State financing as well as reducing our monthly expenses.

Our ability to fund the operations of the Company is highly dependent on the underlying stock price of the Company.

Pursuant to the 6.25% Convertible Debenture now due in 2014, on November 21, 2007, the Company issued and sold a convertible note in the principal amount of $1,250,000 to Golden State Equity Investors, Inc. f/k/a Golden Gate Investors. Pursuant to the terms of the Debenture, Golden State may, at its election, convert all or a part of the Debenture into shares of the Company's common stock at a conversion rate equal to the lesser of (i) $2.00 or (ii) 90% of the average of the five lowest volume weighted average prices during the twenty trading days prior to Golden State's election to convert, subject to adjustment as provided in the Debenture. In addition, pursuant to the terms of the Debenture, the Company agreed to file a registration statement covering the shares of common stock issuable upon conversion or redemption of the Debenture. The Company filed a registration statement covering the shares to be issued upon conversion of the Debenture. Included in the registration statement were 4.25 million shares issuable on the Debenture based on 2007 market prices and assuming full conversion of the convertible debenture. The registration statement became effective on January 4, 2008.

Golden State advanced $125,000 on the $1.25 million Debenture on November 9, 2007 and $746,213 in January 2008 at which time the Company placed 7,961,783 shares of common stock in escrow to be released as debentures are converted. As of September 30, 2011, Golden State has funded an aggregate of $871,213 on the Debenture. Golden State will be obligated to fund the Company for the remaining $378,787 in principal on the Debenture upon the effectiveness of a registration statement underlying the remaining unfunded principal balance on the Debenture. At this time, the Company has not filed a registration statement. At various dates during 2009, $115,043, of the Debenture was converted into 12,124,828 shares of common stock at prices ranging from $0.007 to $0.01 based on the formula in the convertible debenture. At various dates during 2010, $274,438 of the Debenture was converted into 93,196,578 shares of common stock at prices ranging from $0.0027 to $0.004 based on the formula in the convertible debenture. Shares totaling 6,093,396 were issued in payment of $17,062 of accrued interest during 2010. At various dates during 2011, $157,331 of the Debenture was converted into 16,156,404 shares of common stock at prices ranging from $0.0059 to $0.0174 based on the formula in the convertible debenture. Additionally $12,669 was added to the principle balance of the debenture in payment of accrued interest during 2011. The 4,310,446 shares remaining in escrow and reported as outstanding at December 31, 2010 were cancelled in the first quarter of 2011.

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Pursuant to the 4.75% Convertible Debenture now due in 2014, beginning in November 2007, Golden State is obligated to submit conversion notices in an amount such that Golden State receives 1% of the outstanding shares of the Company every calendar quarter for a period of one year. In connection with each conversion, Golden State is expected to exercise warrants equal to 10 times the amount of principal converted. The warrants are exercisable at $10.90 per share. Beginning in November 2008, Golden State is required to convert $3,000 of the 4.75% Convertible Debenture and exercise 30,000 warrants per month. During 2009, Golden State converted $3,510 of the $100,000 debenture into 35,622,803 shares of common stock, exercised warrants to purchase 35,100 shares of common stock at $10.90 per share and the Company received $382,590 from the exercise of the warrants. During 2009, Golden State advanced $240,000 against future exercises of warrants and applied $4,181 of accrued interest due on the debenture to the advance account of which $336,170 was applied to the exercise of warrants leaving $48,511 of unapplied advances at December 31, 2009. During 2010, Golden State converted $4,752 of the $100,000 debenture into 162,454,399 shares of common stock, exercised warrants to purchase 47,523 shares of common stock at $10.90 per share and advanced $251,489 against future exercises of warrants of which $300,000 was applied to the exercise of warrants leaving $-0- of unapplied advances at December 31, 2010. During 2011, Golden State converted $6,760 of the $100,000 debenture into 60,601,868, shares of common stock and exercised warrants to purchase 67,600 shares of common stock at $10.90 per share based on the formula in the convertible debenture. Additionally Golden Gate advanced $753,381 against future exercises of warrants of which $736,840 was applied to the exercise of warrants leaving $16,542 of unapplied advances at December 31, 2011.

The Oklahoma Center for the Advancement of Science and Technology approved our application for funding of a matching grant titled 800 Million Voxels Volumetric Display, on November 19, 2008. The two-year matching grant, totaling $299,932, had a start date of January 1, 2009. We received approval for a no cost modification request, which extended the first year of the contract to August 31, 2010. In addition, the Company received approval for a second year no cost modification request, which extended the second year of the contract to February 28, 2012. In connection with the grant, the Company received (i) $35,139 during 2009; (ii) $96,362 during 2010; (iii) $86,323 during 2011; and $217,824 from inception to date.

On October 31, 2008 OU agreed to revise the payment terms under the SRA from a fixed monthly payment to a reimbursable cost payment basis effective September 1, 2008. As of September 30, 2008 the Company had a remaining obligation under the previous SRA payment schedule of $2,665,818 which included monthly payments due for December 2007 through August 31, 2008 of $861,131. The $1,804,687 balance of the remaining scheduled payment obligation was cancelled. Under the terms of the revised base payments schedule, the arrearages would be paid in nine monthly base installments from October 31, 2008 to June 30, 2009 of amounts ranging from $35,000 to $101,132 leaving a remaining balance after the base payments of $290,000. In addition to the monthly base payments, the Company agreed to make additional payments on the $861,131 arrearages based on a formula of 50% of funding in excess of $120,000 plus the base monthly payment. In the event funding did not provide for any additional payments, the remaining balance would be $290,000, which OU agreed to accept 4,264,707 shares of the Company's common stock based on the October 14, 2008 market price as reported on the OTC Bulletin Board of $0.068 per share as payment on June 30, 2009. The Company had the option to repurchase the shares at $0.068 per share by September 30, 2009 or at market value, but not less than $0.068 per share, if the repurchase occurred after September 30, 2009.

The Company was unable to meet the revised payment schedule and on May 18, 2009 the University agreed to revise the payment terms. Under the terms of the revised base payments schedule, the arrearages scheduled to be paid in nine monthly base installments from October 31, 2008 to June 30, 2009 of amounts ranging from $35,000 to $101,132, were deferred to a monthly payment schedule of July 2009 through February 2010. On February 19, 2010, the University agreed to modify the repayment plan to retire the outstanding debt of $525,481. Under the terms of the modified repayment plan the Company agreed to make payments to the University, not less than quarterly, in an amount equal to 22.5% of any funding received by the Company. The Company complied with the agreed upon payment schedule and on December 1, 2010 the Company entered into an agreement with OU pursuant to which OU agreed to convert all sums due to it from the Company in connection with its SRA with the Company, which as of December 1, 2010 amounted to approximately $485,000, into an aggregate of 59,000,000 shares of the Company's common stock. As a result of the debt conversion, OU became the holder of approximately 8% of the outstanding common stock of the Company. Pursuant to the agreement, the shares are subject to a put option allowing OU to require the Company to purchase certain of the shares upon the occurrence of certain events. In addition, the shares are subject to a call option allowing the Company to require OU to sell to the Company the shares then held by OU in accordance with the terms of the agreement.

Off-Balance Sheet Arrangements

The Company does not engage in any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Related Party Transactions

3DIcon has engaged the law firm of Newton, O’Connor, Turner & Ketchum as its outside corporate counsel since 2005. John O’Connor, a director of 3DIcon, is the Chairman of Newton, O’Connor, Turner & Ketchum.   During the periods ended March 31, 2012 and 2011, the Company incurred legal fees to Newton, O’Connor, Turner & Ketchum in the amount of $1,479 and $29,461, respectively. During the years ended December 31, 2011 and 2010, the Company incurred legal fees to Newton, O'Connor, Turner & Ketchum in the amount of $61,570 and $22,287 respectively.

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DESCRIPTION OF PROPERTY

Our executive offices are located at 6804 South Canton Avenue, Suite 150, Tulsa, Oklahoma 74136. The lease has a term of forty-eight (48) months, which began on June 1, 2008.  We currently pay rent and related costs of approximately $2,315 per month. We currently are in discussion with the landlord to renew the lease for an additional 36 months.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Civil Action Complaint

As previously disclosed, on April 2, 2012, the Company was served with a Summons and Complaint (the “Complaint”) for a civil action involving a billing dispute.  The Complaint was filed by Advanced Optical Technologies, Inc. (“AOT”) in the Second Judicial District Court of New Mexico, County of Bernalillo.  On May 11, 2012, the Company and AOT entered a settlement agreement pursuant to which the parties agreed to discontinue all legal proceedings and AOT agreed to take all legal action to withdraw the Complaint.  In connection therewith, the Company agreed to pay AOT $95,125.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. There are no family relationships among any of our Directors and Executive Officers.

Name	Age	Position
Mark Willner	61	Chief Executive Officer
Chris T. Dunstan	57	Interim Chief Financial Officer
Sidney A. Aroesty	64	Director
Martin Keating	71	Director
John O'Connor	57	Director
Victor F. Keen	71	Director

Mark Willner – Chief Executive Officer

Mark Willner was appointed Chief Executive Officer on March 19, 2012. Mr. Willner founded nFlexion LLC, a management consulting firm specializing in early stage technology companies. Since 2001 Mr. Willner served, and continues to serve, as nFlexion LLC’s founding and managing partner. nFlexion LLC is a provider of interim executive services and general management consulting to early state high tech companies. Mr. Willner has over 30 years of product development, product commercialization, sales, entrepreneurial, and executive experience in the display industry. He has held key positions with a number of technology companies, including Wyse Technology and Hewlett-Packard. In addition, Mr. Willner was the founder of Colorado MicroDisplay, a U.S. company that made miniature displays used in cameras, camcorders and other products.

Chris T. Dunstan – Interim Chief Financial Officer

Chris Dunstan has been Interim Chief Financial Officer since August 8, 2011. He has over 25 years of corporate, executive and management experience. He is currently a Director of TH Business Advisor, LLC. From 1998 to 2010, Mr. Dunstan served as Director of the John R. Oishei Foundation. From 2003 to 2006, Mr. Dunstan was Executive Vice President and Chief Financial Officer to Rich Products Corporation, a global food manufacturer with $3 billion of annual revenue. Mr. Dunstan held various other executive positions, including Executive Vice President, Chief Financial Officer and Treasurer for Adelphi Cable Corporation, a publically traded broadcast media company; Senior Vice President and Chief Financial Officer for Sentry Group; Vice Chairman and Chief Financial Officer of Trico Products Corporation, a public automotive products company; and Vice President of Finance, Treasurer and Director of Strategic Planning for Schlegel Corporation. Mr. Dunstan was a Certified Public Accountant with KPMG/Peat Marwick; a Sales Manager for General Electric Credit Corporation; a member of the Executive Advisory Committee and Dean’s Council at the University of Rochester’s Simon School of Business; and a member on the Board of Project Jumpstart NY.

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Sidney A. Aroesty – Director

Sidney Aroesty was Chief Executive Officer from June 13, 2011 to March 19, 2012, on which date he was elected to the Board of Directors. Mr. Aroesty currently serves as a member of TH Business Advisors, LLC. From October 2009 to present, Mr. Aroesty has acted as a Managing Director for TH Business Advisors, LLC. From 1984 to 2006, Mr. Aroesty served in several senior management roles including President, Chief Operating Officer, and member of the Board of Directors for Diagnostic Products Corporation, a New York Stock Exchange-listed medical technology firm. After Diagnostic Products Corporation was acquired by Siemens Healthcare, Mr. Aroesty served as Chief Operating Officer of the Siemens Healthcare division which acquired Diagnostic Products Corporation. He directed operating activities, including research and development, quality control and regulatory affairs at both companies. From 1995 to 2005, Mr. Aroesty served on the Trustee’s Council of the University of Rochester and as a member of the Visiting Committee at the School of Engineering and Applied Sciences at the University of Rochester.

John O' Connor – Director and Co-Chairman

John O'Connor has been a director of the Company since October 2006. Mr. O’Connor is Chairman of the Board of the Tulsa law firm of Newton, O'Connor, Turner & Ketchum. He has practiced law in Tulsa since 1981, concentrating in the areas of corporate and commercial law. Mr. O’Connor has served two terms on the board of the Oklahoma Bar Association-Young Lawyers Division, and he has served on several committees of the Tulsa County Bar Association. He is a former member of the Oklahoma Academy of Mediators and Arbitrators, and has served as a Barrister in The Council Oak American Inn of Court.

Mr. O'Connor is a regular presenter at continuing legal education seminars sponsored by the Oklahoma Bar Association and the University Of Tulsa College Of Law. Mr. O'Connor is a member of the American Bar Association, the Oklahoma Bar Association, and the Tulsa County Bar Association. He is admitted to practice before the U.S. District Court of the Northern District of Oklahoma and state courts in Oklahoma and the U.S. Tax Court. He is a member of the Cherokee Nation Bar Association. Mr. O’Connor received his law degree from the University Of Tulsa College Of Law and his BA in political science from Oklahoma State University. He studied international law at the Friedreich Wilhelm Rheinische Universtat in Bonn, Germany.

Victor F. Keen – Director and Co-Chairman

Victor F. Keen, the largest shareholder of 3DIcon, joined the board in November 2007. Mr. Keen is a graduate of Harvard Law School and Trinity College. Until recently he was the chair of the Tax Practice Group at the international law firm, Duane Morris, LLP. Mr. Keen has become Of Counsel to the firm and devotes the majority of his time to his board memberships as well as real estate investments in New York City. For more than ten years Mr. Keen has served on the board of Research Frontiers (NASDAQ: REFR), a developer of “Smart Glass” through licensees around the world. For the past five years he has also served as the head of the Compensation Committee for Research Frontiers. Recently, Mr. Keen assumed the position of Board Observer for Egenix, Inc., a bioresearch firm focused on developing treatments for several specific cancers. Mr. Keen has been an active investor in a number of companies, both start up and later stage, including: Lending Tree, acquired by IAC Interactive Corp. (NASDAQ:IACI), a company controlled by Barry Diller; Circle Lending, Inc., now part of Richard Branson’s Virgin empire; and Rollover Systems, Inc., a privately held company involved in the matching of individual IRA/pension accounts with appropriate managers.

Martin Keating – Director

Martin Keating was Chief Executive Officer until August 8, 2011 and has been a director of the Company since 1998. As the founder, chairman, and CEO of 3DIcon Corporation, Mr. Keating has applied his vision and efforts to the creation and development of breakthrough 3D technology. Prior to founding the company, Mr. Keating structured and managed numerous investment vehicles including the capitalization and NASDAQ listing of CIS Technologies, where he served as general counsel. He also completed financing of the Academy Award-winning motion picture, “The Buddy Holly Story”. Mr. Keating has been a guest lecturer at several colleges and universities across the country. He has been featured on national television and radio programs including CNN, CNBC, HARD COPY, etc. In 1996, Mr. Keating published "The Final Jihad," a terrorist suspense novel which was excerpted four times by King Features Syndicate for more than 1,500 newspapers. Mr. Keating is an attorney licensed to practice law in Oklahoma and Texas.

Audit Committee

On February 25, 2008, the Board of Directors created an Audit Committee comprising of Mr. Victor Keen.

Compensation Committee

On February 25, 2008, the Board of Directors created a Compensation Committee comprising of Mr. Victor Keen.

Nomination and Corporate Governance Committee

On February 25, 2008, the Board of Directors created Nominations and Corporate Governance Committee comprising of Mr. Victor Keen.

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Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, in the past we determined that it was in the best interests of the Company and its shareholders to combine these roles. From the inception of the Company through June 13, 2011, Martin Keating served as our Chairman and Chief Executive Officer. Due to the small size and early stage of the Company, we believe it was most effective to have the Chairman and Chief Executive Officer positions combined. Since June 13, 2011, the role of the Company’s Chief Executive Officer and the Chairman, or any member, of the Board of Directors was separated.

Our Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company's assessment of risks. Our Board of Directors focuses on the most significant risks facing our Company and our Company's general risk management strategy, and also ensure that risks undertaken by us are consistent with the Board's appetite for risk. While the Board oversees our Company's risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure and role in risk oversight is effective.

Code of Ethics

We have not adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Employment Agreement

On March 25, 2009 the Company entered into an agreement with Dr. Hakki Refai pursuant to which Dr. Refai agreed to serve as the Chief Technology Officer of the Company. Dr. Refai's employment under the agreement commenced on March 25, 2009 and had a term of one year. The term of the agreement automatically extended for successive one year periods until terminated by the parties in accordance with the terms of the agreement.

Prior to Dr. Refai joining the Company on a full-time basis, he served as the co-principal investigator for the Static Volume / CSpace®™ technologies being developed under the Company's SRA with the University of Oklahoma. Dr. Refai is the lead inventor of the CSpace®™ technology and the creator of the Company's first product, Pixel Precision™. He authored the patent applications for the Static Volume Displays, Virtual Moving Screen Displays and Interaction of Micro-Mirror Device with Computer System. Dr. Refai received his BS degree in electrical engineering in 1992 from Aleppo University in Syria and his MS and PhD degrees in electrical and computer engineering in 2002 and 2005, respectively, from the University of Oklahoma.

On June 13, 2011, the Company entered into a one (1) year Agreement for At-Will Employment with Assignment of Inventions (“Aroesty Employment Agreement”) with Sid Aroesty, pursuant to which Mr. Aroesty began serving as the Company’s Chief Executive Officer, effective June 13, 2011. Under the terms of the Aroesty Employment Agreement, Mr. Aroesty was entitled to an annual base salary of $120,000 and, at the discretion of the Company’s Board of Directors, performance-based bonuses and/or salary increases. Pursuant to the Aroesty Employment Agreement, the Company granted Mr. Aroesty five-year stock options to purchase two (2) million shares at a price equal to the average price of the five day period prior to June 13, 2011 (the “Strike Price”). Furthermore, if Mr. Aroesty remained employed by the Company, he was entitled to receive additional stock options to purchase three (3) million shares at the Strike Price upon the completion of a trade show prototype that displays the Company’s technology.

The Aroesty Employment Agreement contains provisions for non-disclosure of confidential information pursuant to which Mr. Aroesty agreed to refrain from using or disclosing to third parties, directly or indirectly, any Confidential Information, as defined in the Aroesty Employment Agreement, either during or following his employment with the Company. Furthermore, Mr. Aroesty unconditionally and irrevocably assigned any now-existing or later-created Invention(s), as defined in the Aroesty Employment Agreement, which are developed during or three (3) years after his employment with the Company.

The Aroesty Employment Agreement was terminable with or without reason by either the Company or Mr. Aroesty and at any time, upon sixty (60) days written notice. The term of the Employment Agreement was one (1) year and automatically renewed, subject to the same termination rights. Upon termination, the Company agreed to pay any base pay, bonus and benefits that have been earned and are due as of the date of the termination.

On March 19, 2012 the Company announced that Sidney Aroesty resigned as CEO and joined the Board of Directors and that the Board of Directors appointed display industry veteran Mark Willner as CEO. Mr. Aroesty was compensated as CEO under the terms of the Aroesty Employment Agreement through March 19, 2012.

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On March 13, 2012, the “Company entered into a one (1) year Agreement for At-Will Employment with Assignment of Inventions (“Willner Employment Agreement”) with Mark Willner, pursuant to which Mr. Willner began serving as the Company’s Chief Executive Officer, effective immediately. Under the terms of the Willner Employment Agreement, Mr. Willner is entitled to an annual base salary of $180,000, and, at the discretion of the Company’s Board, performance-based bonuses and/or salary increases. Pursuant to the Willner Employment Agreement, the Company granted Mr. Willner five-year stock options to purchase two (2) million shares at a price equal to the average price of the five day period prior to March 19, 2012 (the “Willner Strike Price”). Furthermore, if Mr. Willner remains employed by the Company at the end of each quarter ending June 30, 2012, September 30, 2012 and December 31, 2012, he will receive additional stock options to purchase one (1) million shares at the Willner Strike Price. In addition, if the Company has achieved certain quarterly business objectives, Mr. Willner will receive, at the end of each such quarterly periods, a further grant of stock options to purchase one (1) million shares at the Willner Strike Price.

The Willner Employment Agreement contains provisions for non-disclosure of confidential information pursuant to which Mr. Willner agreed to refrain from using or disclosing to third parties, directly or indirectly, any Confidential Information, as defined in the Willner Employment Agreement, either during or following his employment with the Company. Furthermore, Mr. Willner unconditionally and irrevocably assigned any now existing or later created Invention(s), as defined in the Willner Employment Agreement, which are developed during or two (2) years after his employment with the Company.

The Willner Employment Agreement may be terminated with or without reason by either the Company or Mr. Willner and at any time, upon sixty (60) days written notice. The terms of the Willner Employment Agreement will remain effective for one (1) year and will automatically renew, subject to the same termination rights. Upon termination, the Company will pay any base pay, bonus and benefits that have been earned and are due as of the date of the termination.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year, collectively referred to as the named executive officers, for our last three completed fiscal years.

SUMMARY COMPENSATION TABLE

The following information is furnished for the years ended December 31, 2011 and December 31, 2010 for our principal executive officer and the two most highly compensated officers other than our principal executive officer who was serving as such at the end of our last completed fiscal year:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sidney Aroesty	2011	$65,000	$-	$-		$60,600	$-	$-	$-	$125,600
Former CEO*	2010	$-	$-	$-		$-	$-	$-	$-	$-

Mark Willner	2011	$-	$-	$-		$-	$-	$-	$-	$-
CEO**	2010	$-	$-	$-		$-	$-	$-	$-	$-

Chris Dunstan	2011	$25,000	$-	$5,000		$-	$-	$-	$-	$30,000
Interim CFO	2010	$-	$-	$-		$-	$-	$-	$-	$-

Martin Keating	2011	$-	$-	$-	$		$-	$-	$-	$-
Director & former CEO	2010	$144,000	$-	$-		$-	$-	$-	$-	$144,000

Hakki Refai	2011	$200,000	$-	$-	$		$-	$-	$-	$200,000
	2010	$200,000	$-	$-		$168,112	$-	$-	$-	$368,112

 * Sidney Aroesty was Chief Executive Officer from June 13, 2011 to March 19, 2012.

** Mark Willner was appointed Chief Executive Officer on March 19, 2012. See the “Employment Agreement” section for a discussion of Mr. Willner’s compensation arrangement.

33

Compensation of Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Victor Keen	$-	-	$75,000	-	-	-	$75,000
Martin Keating	$-	-	$75,000	-	-	-	$75,000
John O'Connor	$-	-	$75,000	-	-	-	$75,000
Sidney Aroesty*	$-	-	$75,000	-	-	-	$75,000

* Sidney Areosty was elected to the board on March 19, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth with respect to grants of options to purchase our common stock to the executive officers as of December 31, 2011:

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #	Option Exercise Price $		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That have not vested $	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares Units or Other Rights That have not Vested $
Sidney A. Aroesty	2,000,000	-	-	$0.031		June 13, 2016	-	-	-	-

Vivek Bhaman (1)	1,325,000	-	-		$(1)	October 12, 2018	-	-	-	-

(1) Mr. Bhaman's options are exercisable as follows: 200,000 at $1.00 per share and 1,125,000 at $0.055 per share

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of  June 29, 2012 by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. The percentage ownership of each beneficial owner is based on 39,570,228 outstanding shares of common stock after giving effect to the Reverse Split. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Class of Stock	Percentage Outstanding (2)
Mark Willner (3)	114,286	Common	* %

Sidney Aroesty (4)	57,143	Common	* %

Chris Dunstan	15,111	Common	* %

Hakki Refai	644,856	Common	1.81%

Martin Keating (5)	2,405,582	Common	6.07%

Victor F. Keen (6)	4,470,570	Common	11.09%

John O'Connor (7)	1,594,237	Common	3.93%

All directors and executive officers as a group (6 persons)	8,656,929	Common	20.86%

Golden State Investors, Inc.	2,245,407	Common	5.67%

University of Oklahoma	1,807,563	Common	4.57%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed below is c/o 3DIcon Corporation, 6804 South Canton Avenue, Suite 150, Tulsa, Oklahoma 74136.

(2)	Applicable percentage ownership is based on 39,570,228 shares of common stock outstanding as of June 29, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to acquire shares of common stock that are currently exercisable or exercisable within 60 days of June 29, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage.

(3)	Represents options granted under the terms of Mr. Willner’s employment agreement, of which 28,571 options remain subject to Board of Directors’ approval of performance parameters.

(4)	Represents options granted under the terms of Mr. Aroesty’s employment agreement.

(5)	Represents (i) 1,942,411 shares of common stock, (ii) 56,511 options to purchase common stock and (ii) 406,572 shares of common stock owned by Mr. Keating's wife, Judy Keating.

(6)	Represents (i) 3,736,945 shares of common stock and (ii) 733,625 options to purchase common stock.

(7)	Represents (i) 3,143 shares of common stock owned by Mr. O'Connor and (ii) 2,857 shares of common stock owned by the John M. and Lucia D. O'Connor Revocable Living Trust over which Mr. O'Connor has voting and investment control and, (iii) 619,205 shares owned by Newton O’Connor & Ketchum (“NOTK”), a corporation of which Mr. O’Conner is partial owner and (vi) 969,032 options and warrants owned by Mr. O'Connor or NOTK.

35

PLAN OF DISTRIBUTION

The offering is being conducted on a best efforts basis and unless we engage an underwriter, broker dealer or selling agent, securities in this offering shall be sold by our officers and directors. None of these officers or directors will receive any commission or compensation for the sale of the securities.  The offering will be presented by us primarily through mail, telephone, electronic transmission and direct meetings in those states in which we have registered the securities or exempt from registering the securities. There can be no assurance that all, or any, of the shares and warrants will be sold in the offering.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, we believe that none of our officers or directors offering the shares and warrants is considered to be a broker of such securities as (i) no such officer or director is subject to any statutory disqualification, (ii) no such officer or director is nor will be compensated by commissions for sales of the securities, (iii) no such officer or director is associated with a broker or dealer, (iv) all such officers or directors perform substantial duties the Company other than in connection with transactions in securities, and (v) no such officer or director participates in offering and selling securities more than once every 12 months other than as permitted under Rule 3a4-1.

We have no current arrangements nor have we entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the securities, but we reserve the right to enter into such arrangements and agreements.  If we engage one or more underwriters, broker-dealers or selling agents and enter into any such arrangement(s), the securities will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s). See “Plan of Distribution” beginning on page 36 of this prospectus for more information on this offering.   We reserve the right to compensate underwriters, broker-dealers or selling agents that sell securities in this offering with a cash commission of no more than % of the gross proceeds from the securities sold by them.

State securities laws require either that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, be exempt from registration. Because our common stock is quoted on the OTC Bulletin Board and not listed on a national securities exchange, exemptions will generally not be available and this offering must be registered in nearly all states and jurisdictions in which the shares and warrants are to be offered or sold. We will apply to register the shares and warrants, or will seek to obtain an exemption from registration, only in certain states. In the states that require registration, and in which applications are filed, shares and warrants will not be sold to retail customers until such registration is effective. In addition, if we register the shares and warrants in the State of California, sales will only be made to residents of California who have not less than (i) a $60,000 liquid net worth (exclusive of home, home furnishings and automobile) plus $60,000 gross annual income, or (ii) a $225,000 liquid net worth.

Institutional investors may purchase shares and warrants in the offering pursuant to exemptions provided for sales to such entities under the laws of various states. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase shares and warrants in this offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

We have not taken any action to permit a public offering of our securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of shares and the distribution of the prospectus outside the United States.

Investors can purchase common stock and warrants in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by wire transfer, personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

36

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Articles of Incorporation, as amended, authorize the issuance of 1,500,000,000 shares of common stock. On April 27, 2012, a one-for-thirty-five reverse stock split became effective.

As of June 29, 2012, we had issued and outstanding:

•	an aggregate of 39,570,228 of common stock;

•	0 shares of preferred stock;

•	an aggregate of 1,954,109 shares of common stock issuable upon the exercise of stock options outstanding as of June 29, 2012 at a weighted average exercise price of $0.59 per share under our equity incentive plans;

•	an aggregate of 720,167 shares of our common stock issuable upon exercise of warrants with expiration dates between October, 2012 and Jun, 2015 at exercise prices ranging from $3.15 to $381.50 per share; and

•	an aggregate of 45,061,766 shares of our common stock issuable upon conversion of convertible debentures including shares of common stock that may be issuable in the future if we elect to pay all interest due under the terms of the convertible debentures in shares of common stock.

Description of Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, par value $0.0002 per share after giving effect to the Reverse Split. As of June 29, 2012, we had 39,570,228 shares of common stock outstanding after giving effect to the Reverse Split.

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of common stock do not have cumulative voting rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors. To date, the Company has not paid cash dividends. The Company intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future.

Any future determination as to the payment of cash dividends will depend on future earnings, results of operations, capital requirements, financial condition and such other factors as the Board of Directors may consider. Upon any liquidation, dissolution or termination of the Company, holders of shares of common stock are entitled to receive a pro rata distribution of the assets of the Company after liabilities are paid.

Holders of common stock do not have pre-emptive rights to subscribe for or to purchase any stock, obligations or other securities of 3DIcon.

Warrants

In connection with this offering, we will issue warrants to purchase up to           shares of common stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $         per share for a period of          years. After the expiration of the exercise period, warrant holders will have no further rights to exercise such warrants.

The warrants may be exercised only for full shares of common stock, and may be exercised on a “cashless” basis if the registration statement covering the shares issuable upon exercise of the warrants is no longer effective and will be issued with restrictive legends unless such shares are eligible for sale under Rule 144. We will not issue fractional shares of common stock or cash in lieu of fractional shares of common stock. Warrant holders do not have any voting or other rights as a stockholder of our company. The exercise price and the number of shares of common stock purchasable upon the exercise of each warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

37

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 18-1031(A) of the Oklahoma General Corporations Act provide us with the power to indemnify any of our directors and officers. The director or officer must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Under NRS Section 18-1031(E), expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Our articles of incorporation include an indemnification provision under which we have the power to indemnify our directors, officers, employees and other agents of the Company to the fullest extent permitted by applicable law.

38

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Hogan Taylor LLP  independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2011 and 2010 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of 3DIcon Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

39

FINANCIAL INFORMATION INDEX

40

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

3DIcon Corporation

We have audited the accompanying balance sheets of 3DIcon Corporation (a Development Stage Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended and for the period from inception (January 1, 2001) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3DIcon Corporation as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and for the period from inception (January 1, 2001) to December 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company having insufficient revenues and capital commitments to fund the development of its planned products. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

April 6, 2012

F-1

3DIcon CORPORATION

(A Development Stage Company)

BALANCE SHEETS

December 31, 2011 and 2010

	2011	2010
Assets
Current assets:
Cash	$17,666	$367,101
Prepaid expenses	35,435	21,771
Accounts receivable	17,000	7,092
Total current assets	70,101	395,964

Net property and equipment	9,809	15,709
Deposits-other	2,315	2,315
Total Assets	$82,225	$413,988

Liabilities and Stockholders' Deficiency
Current liabilities:
Current maturities of convertible debentures payable	$-	$403,445
Warrant exercise advances	16,542	-
Accounts payable	698,131	203,590
Accrued salaries	13,189	501,362
Accrued interest on debentures	1,799	41,174
Total current liabilities	729,661	1,149,571

Convertible debentures payable	113,444	-
Promissory notes, 5%, due 2013	-	400,878
Accrued interest due 2013	-	4,120
Long term debt	113,444	404,998

Total Liabilities	843,105	1,554,569

Common stock subject to put rights and call rights; 59,000,000 shares	485,649	485,649

Stockholders' deficiency:
Common stock $.0002 par, 1,500,000,000 shares authorized; 1,152,502,875 and 757,539,307 shares issued and outstanding at December 31, 2011 and 2010, respectively	230,501	151,508
Additional paid-in capital	14,944,090	12,322,913
Deficit accumulated during development stage	(16,421,120)	(14,100,651)
Total Stockholders' Deficiency	(1,246,529)	(1,626,230)
Total Liabilities and Stockholders' Deficiency	$82,225	$413,988

See notes to financial statements

F-2

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Years ended December 31, 2011 and 2010

and Period from Inception (January 1, 2001) to December 31, 2011

			Inception to
	2011	2010	December 31, 2011
Income:
Grant income	$86,323	$96,362	$217,824
Sales	3,000	9,697	40,797
License fee	-	-	25,000

Total income	89,323	106,059	283,621

Expenses:
Research and development	942,240	469,408	4,158,240
General and administrative	1,430,365	1,084,419	12,111,659
Interest	37,187	75,969	434,842

Total expenses	2,409,792	1,629,796	16,704,741

Net loss	$(2,320,469)	$(1,523,737)	$(16,421,120)

Loss per share:
Basic and diluted	$(0.002)	$(0.003)

Weighted average shares outstanding, Basic and diluted	1,086,576,438	532,386,253

See notes to financial statements

F-3

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

Period from Inception (January 1, 2001) to December 31, 2011

				Deficit
				Accumulated
	Common Stock		Additional	During the
	Shares	Par Value	Paid-In Capital	Development Stage	Total
Balance, January 1, 2001 – as reorganized	27,723,750	$27,724	$193,488	$-	$221,212

Adjustment to accrue compensation earned but not recorded	-	-	-	(60,000)	(60,000)
Stock issued for services	2,681,310	2,681	185,450	-	188,131
Stock issued for cash	728,500	729	72,121	-	72,850
Net loss for the year	-	-	-	(259,221)	(259,221)
Balance, December 31, 2001	31,133,560	31,134	451,059	(319,221)	162,972

Adjustment to record compensation earned but not recorded	-	-	-	(60,000)	(60,000)
Stock issued for services	3,077,000	3,077	126,371	-	129,448
Stock issued for cash	1,479,000	1,479	146,421	-	147,900
Net loss for the year	-	-	-	(267,887)	(267,887)
Balance, December 31, 2002	35,689,560	35,690	723,851	(647,108)	112,433

Adjustment to record compensation earned but not recorded	-	-	-	(90,000)	(90,000)
Stock issued for services	15,347,000	15,347	-	-	15,347
Stock issued for cash	1,380,000	1,380	33,620	-	35,000
Reverse split 1:10	(47,174,904)	-	-	-	-
Par value $0.0001 to $0.0002	-	(51,369)	51,369	-	-
Net loss for the year	-	-	-	(51,851)	(51,851)
Balance, December 31, 2003	5,241,656	1,048	808,840	(788,959)	20,929

Additional founders shares issued	25,000,000	5,000	(5,000)	-	-
Stock issued for services	24,036,000	4,807	71,682	-	76,489
Stock issued for cash	360,000	72	28,736	-	28,808
Warrants issued to purchase common stock at $.025	-	-	18,900	-	18,900
Warrants issued to purchase common stock at $.05	-	-	42,292	-	42,292
Stock warrants exercised	2,100,000	420	60,580	-	61,000
Net loss for the year	-	-	-	(617,875)	(617,875)
Balance, December 31, 2004	56,737,656	11,347	1,026,030	(1,406,834)	(369,457)

Stock issued for services	5,850,000	1,170	25,201	-	26,371
Stock issued to settle liabilities	5,000,000	1,000	99,000	-	100,000
Stock issued for cash	1,100,000	220	72,080	-	72,300
Warrants issued to purchase common stock at $.025	-	-	62,300	-	62,300
Warrants issued to purchase common stock at $.05	-	-	140,400	-	140,400
Stock warrants exercised	5,260,000	1,052	172,948	-	174,000
Net loss for the year	-	-	-	(592,811)	(592,811)
Balance, December 31, 2005	73,947,656	$14,789	$1,597,959	$(1,999,645)	$(386,897)

F-4

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

Period from Inception (January 1, 2001) to December 31, 2011

				Deficit
				Accumulated
	Common Stock		Additional Paid-In	During the Development
	Shares	Par Value	Capital	Stage	Total

Stock issued for services	4,700,000	940	205,597	-	206,537
Debentures converted	3,000,000	600	149,400	-	150,000
Stock issued for cash	200,000	40	16,160	-	16,200
Warrants issued to purchase common stock	-	-	33,800	-	33,800
Warrants converted to purchase common stock	16,489,000	3,297	565,203	-	568,500
Net loss for the year	-	-	-	(1,469,888)	(1,469,888)
Balance, December 31, 2006	98,336,656	19,666	2,568,119	(3,469,533)	(881,748)
Stock issued for services	817,727	164	155,262	-	155,426
Stock issued for interest	767,026	153	38,198	-	38,351
Stock based compensation	-	-	1,274,666	-	1,274,666
Debentures converted	17,215,200	3,442	1,673,741	-	1,677,183
Stock issued for cash	1,188,960	238	191,898	-	192,136
Options exercised	222,707	45	(45)	-	-
Warrants issued to purchase common stock	-	-	87,864	-	87,864
Warrants converted to purchase common stock	8,585,956	1,717	462,203	-	463,920
Net loss for the year	-	-	-	(3,928,996)	(3,928,996)
Balance, December 31, 2007	127,125,232	25,425	6,451,906	(7,398,529)	(921,198)
Stock issued for cash	515,677	103	24,897	-	25,000
Warrants exercised	1,347,261	269	362,425	-	362,694
Stock based compensation	-	-	654,199	-	654,199
Debentures converted	15,257,163	3,052	962,257	-	965,309
Options exercised and escrowed shares	8,671,460	1,734	(1,734)	-	-
Stocks issued for service	4,598,973	920	312,880	-	313,800
Net loss for the year	-	-	-	(3,611,550)	(3,611,550)
Balance, December 31, 2008	157,515,766	31,503	8,766,830	(11,010,079)	(2,211,746)
Stock issued for cash	20,607,841	4,122	197,878	-	202,000
Warrants exercised	35,100	7	382,583	-	382,590
Debentures converted	77,451,141	15,490	467,514	-	483,004
Stocks issued for service	68,506,130	13,701	524,653	-	538,354
Stock issued for accounts payable	11,264,706	2,253	321,409	-	323,662
Stock issued for interest	8,310,128	1,662	41,647	-	43,309
Warrants issued for accounts payable	-	-	13,505	-	13,505
Net loss for the year	-	-	-	(1,566,835)	(1,566,835)
Balance, December 31, 2009	343,690,812	68,738	10,716,019	(12,576,914)	(1,792,157)
Stock issued for cash	5,714,286	1,143	8,857	-	10,000
Warrants exercised	47,523	9	517,991	-	518,000
Debentures converted	255,650,977	51,130	228,061	-	279,191
Stock issued for services	97,684,416	19,538	213,348	-	232,886
Stock issued for liabilities	48,657,897	9,732	204,682	-	214,414
Stock issued for interest	6,093,396	1,218	15,843	-	17,061
Stock based compensation	-	-	418,112	-	418,112
Net loss for the year	-	-	-	(1,523,737)	(1,523,737)
Balance, December 31, 2010	757,539,307	151,508	12,322,913	(14,100,651)	(1,626,230)
Warrants and options exercised	12,308,915	2,462	754,378	-	756,840
Debentures converted	252,267,600	50,453	653,093	-	703,546
Stock issued for services	30,072,595	6,015	349,190	-	355,205
Stock issued for liabilities	97,530,393	19,506	536,521	-	556,027
Stock issued for interest	7,094,511	1,419	41,533	-	42,952
Escrowed shares cancelled	(4,310,446)	(862)	862	-	-
Stock based compensation	-	-	285,600	-	285,600
Net loss for the period	-	-	-	(2,320,469)	(2,320,469)
Balance, December 31, 2011	1,152,502,875	$230,501	$14,944,090	$(16,421,120)	$(1,246,529)

See notes to financial statements

F-5

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Years ended December 31, 2011 and 2010

and Period from Inception (January 1, 2001) to December 31, 2011

			Inception to
			December 31,
	2011	2010	2011
Cash Flows from Operating Activities
Net loss	$(2,320,469)	$(1,523,737)	$(16,421,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Options issued for services	285,600	418,112	2,632,578
Stock issued for services	355,205	232,886	2,237,995
Stock issued for interest	42,952	17,061	141,672
Book value of assets retired	668	—	6,529
Amortization of debt issuance costs	—	16,706	170,414
Depreciation	6,230	6,165	27,191
Impairment of assets	—	—	292,202

Change in:
Prepaid expenses	(13,664)	(10,467)	(286,150)
Accounts receivable	(9,908)	(7,092)	(17,000)
Accounts payable and accrued liabilities	534,949	339,231	2,478,828

Net cash used in operating activities	(1,118,437)	(511,135)	(8,736,861)

Cash Flows from Investing Activities
Purchase of office furniture and equipment	(998)	(3,250)	(43,529)
Net cash used in investing activities	(998)	(3,250)	(43,529)

Cash Flows from Financing Activities
Proceeds from stock and warrant sales, exercise of warrants and warrant exercise advances	770,000	479,490	4,488,455
Proceeds from issuance of debentures and notes	—	400,878	4,309,591

Net cash provided by financing activities	770,000	880,368	8,798,046

Net increase (decrease) in cash	(349,435)	365,983	17,656
Cash, beginning of period	367,101	1,118	10

Cash, end of year	$17,666	$367,101	$17,666
Supplemental Disclosures
Non-Cash Investing and Financing Activities
Conversion of debentures to common stock (net)	$703,546	$279,191	$4,257,681
Cash paid for interest	$10,493	$33,885	$301,727
Stock issued to satisfy payables	$556,027	$700,063	$1,987,253
Debenture issued to satisfy payable	$—	$25,206	$125,909
Stock issued subject to put rights and call right to satisfy payables	$—	$485,649	$485,649

See notes to financial statements

F-6

3DIcon CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Years ended December 31, 2011 and 2010

and Period from Inception (January 1, 2001) to December 31, 2011

Note 1 – Organization and Operations

Organization

3DIcon Corporation (the "Company") was incorporated on August 11, 1995, under the laws of the State of Oklahoma as First Keating Corporation. The articles of incorporation were amended August 1, 2003 to change the name to 3DIcon Corporation. The initial focus of First Keating Corporation was to market and distribute books written by its founder, Martin Keating. During 2001, First Keating Corporation began to focus on the development of 360-degree holographic technology. The effective date of this transition is January 1, 2001, and the financial information presented is from that date through the current period. The Company has accounted for this transition as reorganization and accordingly, restated its capital accounts as of January 1, 2001. From January 1, 2001, the Company's primary activity has been the raising of capital in order to pursue its goal of becoming a significant participant in the development, commercialization and marketing of next generation 3D display technologies.

The mission of the company is to develop (or acquire), commercialize, and market next generation 3D display technologies including auto-stereoscopic (glasses-free) volumetric 360-degree full-color 3D displays and possibly auto-stereoscopic (glasses-free) flat screen 3D displays. Our initial market focus is on business, industrial, and government applications of the technologies. At this time the Company owns no intellectual property in 3D displays but does own the exclusive worldwide rights to commercial and government usage of the 3D display intellectual property developed by the University of Oklahoma.

Uncertainties

The accompanying financial statements have been prepared on a going concern basis. The Company is in the development stage and has insufficient revenue and capital commitments to fund the development of its planned product and to pay operating expenses.

The Company has realized a cumulative net loss of $16,421,120 for the period from inception (January 1, 2001) to December 31, 2011, and a net loss of $2,320,469 and $1,523,737 for the years ended December 31, 2011 and 2010, respectively.

The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company's capital raising efforts to fund the development of its planned technologies.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management plans to fund the future operations of the Company with existing cash of $17,666, grants and investor funding. Under the terms of the Golden State debentures, Golden State may advance an additional $378,787. The additional advance would be available if the Company filed a registration statement; however, the Company does not plan to file such registration statement. In addition, pursuant to the 4.75% Convertible Debenture due on December 31, 2014, beginning in November 2007, Golden State is obligated to submit conversion notices in an amount such that Golden State receives 1% of the outstanding shares of the Company every calendar quarter for a period of one year. In connection with each conversion, Golden State is expected to exercise warrants equal to 10 times the amount of principal converted. The warrants are exercisable at $10.90 per share. The number of warrants exercisable is subject to certain beneficial ownership limitations contained in the 4.75% Debenture and the warrants ("the Beneficial Ownership Limitations"). The Beneficial Ownership Limitations prevent Golden State from converting on the 4.75% Debenture or exercising warrants if such conversion or exercise would cause Golden State's holdings to exceed 9.99% of the Company's issued and outstanding common stock. Subject to the Beneficial Ownership Limitations, Golden State is required to convert $3,000 of the 4.75% Convertible Debenture and exercise 30,000 warrants per month. Based upon our current stock price, our issued and outstanding shares as of December 31, 2011 and ignoring the impact of the Beneficial Ownership Limitations, the Company may receive up to $981,000 in funding from Golden State as a result of warrant exercises during the year ended December 31, 2012.

The Company was approved for a matching grant from Oklahoma Center for the Advancement of Science and Technology (“OCAST”) on November 19, 2008 in the amount of approximately $300,000.  There remains $82,176 of grant funds to be provided through the end of the grant period, February 28, 2012.  (see Note 5 and Note 14)

Additionally, the Company is continuing to pursue financing through private offering of debt or common stock.

F-7

Note 2 – Summary of Significant Accounting Policies

Research and development

Research and development costs, including payments made to the University of Oklahoma pursuant to the SRA, are expensed as incurred (see Note 4).

Stock-based compensation

The Company accounts for stock-based compensation arrangements for employees in accordance with Accounting Standards Codification ("ASC") No. 718, Compensation-Stock Compensation. The Company recognizes expenses for employee services received in exchange for stock based compensation based on the grant-date fair value of the shares awarded. The Company accounts for stock issued to non-employees in accordance with the provisions of ASC No. 718.

Income taxes

The Company accounts for income taxes in accordance with ASC No. 740, Income Taxes. This standard requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, this standard requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. The amount of deferred tax liabilities or assets is calculated using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

Net income (loss) per common share

The Company computes net income (loss) per share in accordance with ASC No. 260, Earnings Per Share. Under the provisions of this standard, basic net income (loss) per common share is based on the weighted-average outstanding common shares. Diluted net income (loss) per common share is based on the weighted-average outstanding shares adjusted for the dilutive effect of warrants to purchase common stock and convertible debentures. Due to the Company's losses, such potentially dilutive securities are anti-dilutive for all periods presented. The weighted average number of potentially dilutive shares is 90,616,272 and 98,856,063 for the years ended December 31, 2011 and 2010, respectively.

Use of estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

Debt issue costs

The Company defers and amortizes the legal and filing fees associated with long-term debt that is issued. These costs are primarily related to the convertible debentures, the majority of which have a three-year term. The amortization is charged to operations over the three-year term and then adjusted quarterly for debenture conversions to common stock.

Fair value of financial instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by the Company:

Current assets and current liabilities – The carrying value approximates fair value due to the short maturity of these items.

Debentures payable – The fair value of the Company's debentures payable has been estimated by the Company based upon the liability's characteristics, including interest rate. The carrying value approximates fair value.

Note 3 – Recent Accounting Pronouncements

The following is a summary of a recent accounting pronouncement that is relevant to the Company:

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU 2011-4 is intended to improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments are of two types: (i) those that clarify the Board’s intent about the application of existing fair value measurement and disclosure requirements and (ii) those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The guidance is effective for annual periods beginning after December 15, 2011. The adoption of the provisions of this guidance is not expected to materially impact our financial statements.

F-8

Note 4 – Sponsored Research Agreement ("SRA") Common Stock Subject to Put Rights and Call Right

Since April 20, 2002, the Company has entered into a number of Sponsored Research Agreements with the University of Oklahoma (“OU”) as follows:

Phase I: “Pilot Study to Investigate Digital Holography”, April 20, 2004. The Company paid OU $14,116.

Phase II: “Investigation of 3-Dimensional Display Technologies”, April 15, 2005, as amended. The Company paid OU $528,843.

Phase III: “3-Dimensional Display Development”. The Company made partial payment to OU by issuing 4,264,707 shares with a market price of $290,000 on October 14, 2008 and final payment on December 1, 2010 in the amount of $525,481 of which $40,481 was in cash and 59 million shares of Company stock (the “Shares”). The Shares are subject to an OU ‘put’ right and a 3Dicon ‘call’ right.

OU “Put” Rights on the Shares

First “put” period: December 1, 2012 to November 31, 2013. If the Shares (held plus previously sold) are valued at less than $100,000 than OU can “put” one-tenth of the Shares for $50,000 plus accrued interest retro-active to December 1, 2012 less the value of sold shares.

Second “put” period: December 1, 2013 to November 31, 2014. If the Shares (held & previously sold) are valued at less than $970,000 than OU can “put” the remaining Shares for $485,000 plus accrued interest retro-active to December 1, 2012 less the value of shares previously sold or redeemed during the first “put”.

3DIcon “Call” rights on the Shares

Commencing December 1, 2012, the Company shall have the right to “call” the Shares for an amount equal to $970,000 less the amount (if any) of prior Share shares by OU including amounts “put” to 3DIcon.

The Company has presented the shares outside of deficit in the mezzanine section of the balance sheets, as the Agreement includes put rights, which are not solely within the control of the Company.

The Agreement also amended the existing agreements between the Company and OU such that all intellectual property, including all inventions and or discoveries, patentable or un-patentable, developed before July 28, 2008 by OU under the SRA is owned by OU. All intellectual property, including all inventions and/or discoveries, patentable or un-patentable, developed jointly by the Company and OU at any time is jointly owned by the Company and OU. Finally, all intellectual property developed by the Company after July 28, 2008, including all inventions and or discoveries, patentable or un-patentable, is owned by the Company.

Note 5 – OCAST Grant

The Oklahoma Center for the Advancement of Science and Technology approved the Company’s application for funding of a matching grant titled 800 Million Voxels Volumetric Display, on November 19, 2008.  The two-year matching grant, totaling $299,932, had a start date of January 1, 2009.  The Company received approval for our no cost extension request for the first year of the contract. With the new modification, the first year ended on August 31, 2010.  The award is for a maximum of $149,940 for 2009 and the remainder for 2011.  The Company earned $86,323 and $96,361 from the grant during the twelve-month periods ended December 31, 2011 and 2010, respectively and $217,824 from inception to date.  The Company received approval for our no cost extension request for the second year of the contract and, with the new modification, the second year ends on February 28, 2012.

During the years ended December 31, 2011 and 2010, the Company charged operations $37,363 and $43,884, respectively, pursuant to the direct costs incurred and for the use of the OU lab facilities in regard to the OCAST grant. At December 31, 2011, the Company owed the University $7,686 in direct costs.

Note 6 – Consulting Agreements

Concordia Financial Group

The Company entered into a one-year Independent Consulting Agreement with Concordia effective November 1, 2007, and month-to-month thereafter. Under the terms of the agreement Concordia will serve as liaison to Golden State Investors, Inc. and provide business strategy services by assisting the Company by reviewing and evaluating the Company's plans, personnel, board composition, technology, development of business models, building financial models for projections, developing materials to describe the Company, developing capital sources and assisting and advising the Company in its financial negotiations with capital sources. Concordia also advised with respect to effective registration of offerings of Company securities, the management team, the Company's development of near and long-term budgets, marketing strategies and plans, and assisted in presentations related to the above services. Concordia will be paid a monthly fee of $15,750. Concordia, at its option, may take up to 100% of this monthly fee in registered stock at 50% discount to market; and the Company, at its option, may pay up to 50% of Concordia's monthly invoice in registered stock, at 50% discount to market, provided that the payment of stock is made within ten (10) days of receipt of invoice and further provided that the stock trades above $.30 per share at any time during the last business day of the month. Market is defined as the five day average of closing prices immediately preceding the last business day of the calendar month in which the invoiced services were rendered. The Company incurred consulting fees of $189,000 for services from Concordia during each of the periods ended December 31, 2011 and 2010, under the terms of the agreement.  Additionally, on May 10, 2011, the Board of Directors awarded Concordia 10,000,000 (ten million) shares of common stock with a value of $172,100, for consulting services which have gone above and beyond the contract. The common shares were valued at $0.01721 per share which was 50% of the average of the five previous day’s closing price.

F-9

Note 7 – Debentures Payable

Debentures payable consist of the following:

	December 31, 2011	December 31, 2010
Senior Convertible Debentures:
6.25% Debenture due 2014	$31,788	$189,120
4.75% Debenture due 2014	81,656	88,416
13.0% Debenture due 2011	—	100,703
13.0% Debenture due 2011	—	25,206
Total Debentures	113,444	403,445
Less - Current Maturities	—	(403,445)
Long-term Debentures	$113,444	$—

Securities Purchase Agreement

6.25% Convertible Debenture due December 31, 2014

On November 21, 2007, the Company issued and sold a convertible note in the principal amount of $1,250,000 to Golden State (the "Debenture"). Pursuant to the terms of the Debenture, Golden State may, at its election, convert all or a part of the Debenture into shares of the Company's common stock at a conversion rate equal to the lesser of (i) $2.00 or (ii) 90% of the average of the five lowest volume weighted average prices during the twenty trading days prior to Golden State's election to convert, subject to adjustment as provided in the Debenture. In addition, pursuant to the terms of the Debenture, the Company agreed to file a registration statement covering the shares of common stock issuable upon conversion or redemption of the Debenture. The Company filed a registration statement covering the shares to be issued upon conversion of the Debenture. Included in the registration statement were 4.25 million shares issuable on the Debenture based on 2007 market prices and assuming full conversion of the convertible debenture. The registration statement became effective on January 4, 2008.

Golden State advanced $125,000 on the $1.25 million Debenture on November 9, 2007 and $746,213 in January 2008 at which time the Company placed 7,961,783 shares of common stock in escrow to be released as debentures are converted. As of September 30, 2011, Golden State has funded an aggregate of $871,213 on the Debenture. Golden State will be obligated to fund the Company for the remaining $378,787 in principal on the Debenture upon the effectiveness of a registration statement underlying the remaining unfunded principal balance on the Debenture. At this time, the Company has not filed a registration statement. At various dates during 2010, $274,438 of the Debenture was converted into 93,196,578 shares of common stock at prices ranging from $0.0027 to $0.004 based on the formula in the convertible debenture. Additionally shares totaling 6,093,396 were issued in payment of $17,062 of accrued interest during 2010. At various dates during 2011, $157,331 of the Debenture was converted into 16,156,404 shares of common stock at prices ranging from $0.0059 to $0.0174 based on the formula in the convertible debenture. Additionally $12,669 was added to the principle balance of the debenture in payment of accrued interest during 2011.

The conversion price for the $1.25 million Debenture is the lesser of (i) $2.00 or (ii) 90% of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion.  If Golden State elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.75, the Company shall have the right to prepay that portion of the debenture that Golden State elected to convert, plus any accrued and unpaid interest, at 135% of such amount.

In addition to standard default provisions concerning timeliness of payments, delivery and notifications, the Second Debenture will be in default if the common stock of the Company trades at a price per share of $0.21 or lower, regardless of whether the trading price subsequently is higher than $0.21 per share. The trading price was at $0.21 or lower on several occasions during and subsequent to the period ended December 31, 2011. On each of the occasions Golden State, by separate letter agreements, agreed that the occasions did not constitute a default and thereby waived the default provision for those occasions only.  (See Note 14 -Subsequent Events)

F-10

4.75% Convertible Debenture due December 31, 2014

On November 3, 2006, the Company also issued to Golden State a 4.75% convertible debenture in a principal amount of $100,000, due 2011, and warrants to buy 1,000,000 shares of the common stock at an exercise price of $10.90 per share. Under the terms of the debenture, warrants are exercised in an amount equal to ten times the dollar amount of the debenture conversion. During 2010, Golden State converted $4,752 of the $100,000 debenture into 162,454,399 shares of common stock, exercised warrants to purchase 47,523 shares of common stock at $10.90 per share and advanced $251,489 against future exercises of warrants of which $300,000 was applied to the exercise of warrants leaving $-0- of unapplied advances at December 31, 2010. During 2011, Golden State converted $6,760 of the $100,000 debenture into 60,601,868, shares of common stock, exercised warrants to purchase 67,600 shares of common stock at $10.90 per share based on the formula in the convertible debenture. Additionally Golden Gate advanced $753,381 against future exercises of warrants of which $736,840 was applied to the exercise of warrants leaving $16,542 of unapplied advances at December 31, 2011.

The conversion price for the 4.75% $100,000 convertible debenture is the lesser of (i) $4.00 or (ii) 80% of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If Golden State elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.75, the Company shall have the right to prepay that portion of the debenture that Golden State elected to convert, plus any accrued and unpaid interest, at 135% of such amount.

13% Convertible Debentures due 2011

On May 22, 2009, the Company issued to Newton, O'Connor, Turner & Ketchum, a professional corporation ("NOTK") and the legal counsel to the Company through 2008, a 10% convertible debenture in a principal amount of $100,703, due September 30, 2009, and warrants to purchase 4,378,394 shares of the common stock at an exercise price of $0.09 per share through September 30, 2010 and an exercise price of $0.18 per share through September 30, 2014. The Company was indebted to NOTK for legal services performed for the Company and reimbursement of expenses in rendition of those services for the period ended December 31, 2008. The debenture and the warrants were issued in settlement of the indebtedness. The debentures and warrants were recorded at their pro rata fair values in relation to the proceeds received. The warrants were valued at $13,504. The difference between the pro rata fair value and face value of the debenture was charged to operations in 2009. The interest rate on the debenture increased to 13% during 2009 due to the Company not making payments when due.

The estimated fair value of the warrants was determined using the Black-Scholes option pricing model. The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 160.73% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the Over-The-Counter Bulletin Board. The risk-free interest rate of 2.23% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the warrant of two years is based on historical exercise behavior and expected future experience.

On March 1, 2010, Newton, O'Connor, Turner & Ketchum agreed to extend the September 30, 2009 due date of their 13% debenture to March 31, 2010, in consideration for one million (1,000,000) shares of common stock. The shares, which are restricted under SEC Section 144, were valued at 50% of the average of the previous five day closing price on March 1, 2010, which was $0.002 per share totaling $4,140.

On June 1, 2010, Newton, O'Connor, Turner & Ketchum agreed to extend the March 31, 2010 due date of their 13% debenture to September 30, 2010 in consideration for one million five hundred thousand (1,500,000) shares of common stock and a reduction in the exercise price of the warrants. The revised price at which the warrant may be exercised shall be $0.045 per share for exercises made during the period between the date of grant and the second anniversary of the revised maturity date, and $0.09 per share for exercises made during the forty-eight month period between the second anniversary of the revised maturity date and the sixth anniversary of the maturity date. The shares, which are restricted under SEC Section 144, were valued at 50% of the average of the previous five day closing price on June 1, 2010, which was $0.004 per share totaling $6,210.

On March 31, 2011, Newton, O'Connor, Turner & Ketchum agreed to extend the September 30, 2010 due date of their 13% debenture to April 30, 2011 in consideration for two hundred thousand (200,000) shares of common stock and an extension of the exercise dates of the warrants. The revised dates at which the warrant may be exercised shall be $0.045 per share for exercises made during the period between the date of grant and the second anniversary of the revised maturity date, and $0.09 per share for exercises made during the forty-eight month period between the second anniversary of the revised maturity date and the sixth anniversary of the revised maturity date. The shares, which are restricted under SEC Section 144, were valued at 50% of the average of the previous five day closing price on March 31, 2011, which was $0.07 per share totaling $14,048.

On June 2, 2010, the Company issued to NOTK a second 10% convertible debenture in a principal amount of $25,206, due September 30, 2010, and warrants to purchase 3,360,847 shares of the common stock at an exercise price of $0.045 per share through September 30, 2012 and an exercise price of $0.09 per share through September 30, 2016. The Company was indebted to NOTK for legal services performed for the Company and reimbursement of expenses in rendition of those services for the period ended December 31, 2009. The debenture and the warrants were issued in settlement of the indebtedness.  The interest rate on the debenture increased to 13% during 2010 due to the Company not making payments when due.

On April 30, 2011, Newton, O'Connor, Turner & Ketchum agreed to convert their 13% convertible debentures and accrued interest, which totaled in the aggregate $159,842 into 18,972,186 common shares of the Company’s common stock, at an average price per share of $0.008, under the terms of the convertible debentures. The shares are restricted under SEC Section 144.

F-11

Note 8 – Convertible Promissory Notes 5%, Due 2013

In October 2010, the Company issued 5% Convertible Promissory Notes (the “Notes”) to six persons, in the aggregate, totaling $400,877. The Notes mature three years from the date issued. The Notes automatically convert to common stock of the Company at $0.0034 per share (the "Fixed Conversion Price") prior to March 15, 2011, upon the merger or consolidation of the Company with or into another person, the Company effects any sale of all or substantially all of its assets, any tender or exchange offer of the Company's common stock, or the Company effectively converts into or exchanges the Company's common stock for other securities, cash or property. Additionally, after March 15, 2011, at the option of the holder, the Notes are convertible into common stock of the Company at a price per share of $0.0025 (75% of the "Fixed Conversion Price"). Interest on the Notes accrue from the original issue date at 5% annually, is payable upon maturity or conversion of the Notes and such interest may be converted in whole or part to shares of common stock at the effective conversion price.

At various dates during 2011, the six persons converted the $400,877 Notes and accrued interest of $9,020 into 163,631,653 shares of common stock at $0.0025 per share.  The shares are restricted under SEC Section 144.

Note 9 – Common Stock and Paid-In Capital

On November 19, 2010 the Board of Directors of the Company authorized an amendment to the Company's Certificate of Incorporation in order to (i) increase the authorized shares of the Company's common stock from 750,000,000 shares, par value $0.0002 to 1,500,000,000 shares, par value $0.0002, (ii) effect a reverse split of the Company's common stock in a ratio in the range between 1 for 10 and 1 for 25, as will be selected by the Company's Board of Directors (the "Reverse Split"), and (ii) create a series of "blank check" preferred stock consisting of 25,000,000 shares, par value $0.0002.   On May 16, 2011, the Company announced that the Company’s Board of Directors elected to allow its authorization to effect a reverse stock split to expire on June 1, 2011.

On August 27, 2010, the Company entered into Subscription Agreements with one of its directors pursuant to which the director purchased 5,714,286 shares of the Company's common stock at a price per share equal to 50% of the average closing price during the five days prior to August 27, 2 010 ($0.00175 per share) for aggregate proceeds of $10,000.

As of December 31, 2011, there are warrants outstanding to purchase 500,000 shares of common stock at a price of $0.15 per share through various dates in March and April 2011; or $0.20 per share that expire on various dates in March and April 2012, warrants to purchase 16,666,666 shares of its common stock at a price of $0.50 per share through 2012, warrants to purchase 4,378,394 shares of common stock at a price of $0.045 per share through September 30, 2010 or $0.09 per share that expire on September 30, 2015 and, warrants to purchase 3,360,847 shares of common stock at a price of $0.045 per share through June 1, 2012 and $0.09 per share thereafter, that expire on June 1, 2015. Additionally, Golden State has warrants outstanding to purchase 816,560 shares of common stock at a price of $10.90 per share which expire December 31, 2011.

Common stock and options issued for services and liabilities

On February 9, 2009, the Board of Directors of the Company appointed James N. Welsh to serve as the Company's Interim Chief Operating Officer and Treasurer. His appointment was effective as of March 1, 2009. Under the terms of the consulting agreement, Mr. Welsh was compensated $2,000 per week in either cash or stock. In the event stock was issued for the compensation, it was issued at 50% of the average of the five previous closing prices. Mr. Welsh was due $34,000 at December 31, 2009 for which 10,250,895 shares of common stock were issued in 2010 as satisfaction of the amount. The Company accepted the resignation of Mr. Welsh effective August 2, 2010.

During 2011 and 2010, shares of common stock totaling 30,072,595 and 97,684,416, respectively, were issued for consulting services for which the Company recognized $355,205 and $232,886 of expense, respectively. Shares of common stock totaling 7,094,511 and 6,093,396 were issued to debenture holder in 2011 and 2010, respectively for accrued interest due for which the Company recognized $42,952 and $17,061 in expense in 2011 and 2010 respectively. Shares totaling 59,000,000 issued during 2010 to the University of Oklahoma under the repayment terms of the SRA which were valued at $485,649 (see Note 4). During 2011 and 2010, shares totaling 57,530,393 and 48,657,897, respectively, were issued to employees and consultants for previous services provided to the Company for which the Company reduced accounts payable and accrued liabilities by $148,526 and $214,414, respectively. Additionally, shares totaling 40,000,000 were issued under the terms of an agreement dated December 21, 2010, in payment of accrued salaries and payroll taxes totaling $407,501 due Martin Keating, Chairman of the Board of Directors, and Judith Keating, the secretary of the Company. The shares were issued January 4, 2011.

Options granted

Employment Agreement - On July 28, 2008, the Company entered into an Employment Agreement with Dr. Hakki Refai (the "Employment Agreement") pursuant to which Dr. Refai has agreed to serve as the Chief Technology Officer of the Company. Dr. Refai's employment under the Employment Agreement commenced on October 1, 2008 and will continue for a term of one year from October 1, 2008, the date on which he became a full-time employee of the Company. The term of the Employment Agreement will automatically extend for successive one year periods unless otherwise terminated by the parties in accordance with the terms of the Employment Agreement. On March 25, 2009, the Company entered into an agreement with Dr. Hakki Refai pursuant to which the Company agreed to remove the time constraints on the technical milestone achievements whereby the issuance of the 3,500,000 milestone options will be solely upon the achievement of the milestones.

F-12

On May 11, 2010, the Board of Directors of the Company agreed to immediately vest the 3,500,000 milestone options. The total value of the options was $268,979 of which $100,867 was charged to operations in 2008. The remaining value of $168,112 was charged to operations in the second quarter of 2010.

The estimated fair value of the options was determined using the Black-Scholes option pricing model. The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 95.50% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the Over-The-Counter Bulletin Board. The risk-free interest rate of 2.0% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option of five years is based on historical exercise behavior and expected future experience.

Employment Agreement - On June 13, 2011, the Company entered into a one (1) year Agreement for At-Will Employment with Assignment of Inventions (“Employment Agreement”) with Sidney A. Aroesty, pursuant to which Mr. Aroesty began serving as the Company’s Chief Executive Officer, effective June 13, 2011.  Under the terms of the Employment Agreement, Mr. Aroesty is entitled to an annual base salary of $120,000 and, at the discretion of the Company’s Board of Directors (the “Board”), performance-based bonuses and/or salary increases.  Pursuant to the Employment Agreement, the Company granted Mr. Aroesty five-year stock options to purchase two (2) million shares at an exercise price of $0.031 (the “Strike Price”).  Furthermore, if Mr. Aroesty remains employed by the Company, he will receive additional stock options to purchase three (3) million shares at the Strike Price upon the completion of a trade show prototype that displays the Company’s technology. (see Note – 14, Subsequent Events)

The Employment Agreement contains provisions for non-disclosure of confidential information pursuant to which Mr. Aroesty agreed to refrain from using or disclosing to third parties, directly or indirectly, any Confidential Information, as defined in the Employment Agreement, either during or following his employment with the Company.  Furthermore, Mr. Aroesty unconditionally and irrevocably assigned any now-existing or later-created Invention(s), as defined in the Employment Agreement, which are developed during or three (3) years after his employment with the Company.

The Employment Agreement may be terminated with or without reason by either the Company or Mr. Aroesty and at any time, upon sixty (60) days written notice.  The terms of the Employment Agreement will remain effective for one (1) year and will automatically renew, subject to the same termination rights.  Upon termination, the Company will pay any base pay, bonus and benefits that have been earned and are due as of the date of the termination.

The estimated fair value of the two million options of $60,600, was determined using the Black-Scholes option pricing model and was charged to operations in June 2011. The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 172% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the Over-The-Counter Bulletin Board. The risk-free interest rate of 1.43% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option of five years is based on historical exercise behavior and expected future experience.

Board of Directors – On June 22, 2010, the Company agreed to compensate its non-employee Board members with options to purchase registered stock of the corporation equaling the value of $100,000 for each of the three non-employee Board members for services during 2010; using standard evaluation methods. The Board granted options to purchase an aggregate of 57,529,455 shares to its three non-employee Board members; the exercise price for each option is $0.005 per share. The options expire at the end of ten years. The $250,000 (one Board member received one-half the amount due to his resignation in mid-year) compensation is for services on the Board during all or part of the calendar year 2010 and is deemed fully vested on the date of the grant. Operations were charged with $250,000 for the year ended December 31, 2010.

The estimated fair market value of the options was determined using the Black-Scholes option pricing model. The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 133.46% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the Over-the-counter Bulletin Board. The risk-free interest rate of 1.43% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option of five years is based on historical exercise behavior and expected future experience.

Board of Directors – On May 17, 2011, the Company agreed to compensate its non-employee Board members with options to purchase registered stock of the corporation equaling the value of $75,000 for each of the three non-employee Board members for services during 2011; using standard evaluation methods. The Board granted options to purchase an aggregate of 5,933,700 shares to its three non-employee Board members; the exercise price for each option is $0.04 per share. The options expire at the end of ten years. The $225,000 compensation is for services on the Board during all or part of the calendar year 2011 and is deemed fully vested on December 31, 2011. Operations were charged with $225,000 for the year ended December 31, 2011.

The estimated fair value of the options of $225,000 was determined using the Black-Scholes option pricing model.  The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 172% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the Over-The-Counter Bulletin Board. The risk-free interest rate of 1.87% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option of five years is based on historical exercise behavior and expected future experience.

F-13

The following summary reflects warrant and option activity for the year ended December 31, 2011:

	Attached Warrants	Golden State Warrants	Options

Outstanding December 31, 2010	24,905,908	884,160	70,965,995
Granted	—	—	14,933,700
Exercised	—	(67,600)	(15,505,891)
Cancelled	—	—	(5,500,000)
Outstanding December 31, 2011	24,905,908	816,560	64,893,804

Stock options are valued at the date of award, which does not precede the approval date, and compensation cost is recognized in the period the options are granted. Stock options generally become exercisable on the date of grant and expire based on the terms of each grant.

The estimated fair value of options for common stock granted was determined using the Black-Scholes option pricing model. The expected dividend yield is based on the average annual dividend yield as of the grant date. Expected volatility is based on the historical volatility of our stock. The risk-free interest rate is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option is based on historical exercise behavior and expected future experience.

Common stock rights

Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of common stock do not have cumulative voting rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors. To date, the Company has not paid cash dividends. The Company intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future.

Any future determination as to the payment of cash dividends will depend on future earnings, results of operations, capital requirements, financial condition and such other factors as the Board of Directors may consider. Upon any liquidation, dissolution or termination of the Company, holders of shares of common stock are entitled to receive a pro rata distribution of the assets of the Company after liabilities are paid.

Holders of common stock do not have pre-emptive rights to subscribe for or to purchase any stock, obligations or other securities of 3DIcon.

Note 10 – Incentive Stock Plan

In September 2009 the Company established the 3DIcon Corporation 2009 Incentive Stock Plan (the "2009 Plan"). The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the 2009 Plan shall not exceed 50,737,115 shares. The shares are included in a registration statement filed September 23, 2009. Shares totaling 14,422,012 and 36,315,103 were issued from the Plan during the years ended December 31, 2010 and 2009, respectively, for services rendered to the Company. There are no shares remaining for issuance under the 2009 Plan.

In February 2010 the Company established the 3DIcon Corporation 2010 Incentive Stock Plan (the "2010 Plan"). The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the 2010 Plan shall not exceed seventy-five million (75,000,000) shares. The shares are included in a registration statement filed February 26, 2010. Shares totaling 3,089,027 and 71,910,973 were issued from the 2010 Plan during the years ended December 31, 2011 and 2010, respectively, for services rendered and to satisfy accounts payable to the Company. There are no shares remaining for issuance under the 2010 Plan.

In June 2010 the Company established the 3DIcon Corporation 2010 Equity Incentive Stock Plan (the "2010 EIP"). The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the 2010 EIP shall not exceed sixty million (60,000,000) shares. The shares are included in a registration statement filed June 24, 2010. Shares totaling 1,490,672 and 58,509,328 were issued from the 2010 EIP during the years ended December 31, 2011 and 2010, respectively, for services rendered and to satisfy accounts payable to the Company. There are no shares available for issuance under the 2010 EIP.

In January 2011 the Company established the 3DIcon Corporation 2011 Equity Incentive Plan (the "2011 EIP"). The 2011 EIP is designed to retain directors, executives and selected employees and consultants and reward them for making contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the 2011 EIP thereby providing participants with a proprietary interest in the growth and performance of the Company. The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the 2011 EIP shall not exceed one hundred million (100,000,000) shares. The shares are included in a registration statement filed January 14, 2011. Shares totaling 53,893,572 were issued from the 2011 EIP for services rendered and to satisfy accounts payable to the Company. There are currently 46,106,428 shares available for issuance under the 2011 EIP.

F-14

Note 11 – Office Lease

The Company signed an Office Lease Agreement (the “Lease Agreement”) on April 24, 2008. The Lease Agreement commenced on June 1, 2008 and expired June 1, 2011. On March 8, 2011 the Lease Agreement was amended to extend the expiration date to May 31, 2012.  At December 31, 2011, minimum future lease payments to be paid through May 31, 2012 under the non-cancelable operating lease for office space are $11,573.

Note 12 – Income Taxes

At December 31, 2011 and 2010, the Company had accumulated net operating losses of approximately $13,000,000 and $11,000,000, respectively, available to reduce future federal and state taxable income. Unless utilized, the loss carry forward amounts will begin to expire in 2013.

Deferred tax assets resulting from the operating loss carry forward, are reduced by a valuation allowance.

The deferred tax asset consisted of the following:

	December 31,	December 31,
	2011	2010
Loss carry forward amount	$13,000,000	$11,000,000
Effective tax rate	38%	38%
Deferred tax asset	4,940,000	4,180,000
Less valuation allowance	(4,940,000)	(4,180,000)
Net deferred taxes	$—	$—

Note 13 – Related Party Transaction

3DIcon engaged the law firm of Newton, O'Connor, Turner & Ketchum as its outside corporate counsel from 2005 through 2008 and for certain legal services subsequent to 2008.  John O'Connor, a director of 3DIcon, is the Chairman of Newton, O'Connor, Turner & Ketchum. During the years ended December 31, 2011 and 2010, the Company incurred legal fees to Newton, O'Connor, Turner & Ketchum in the amount of $61,570 and $22,287 respectively.

Note 14 – Subsequent Events

Debentures payable

In accordance with the terms of the Second Debenture an event of default occurs if the common stock of the Company trades at a price per share of $0.21 or lower. The trading price was at $0.21 or lower on several occasions during the period ended December 31, 2011 and subsequent to December 31, 2011. On each of the occasions Golden State, by separate letter agreements, agreed that the occasions did not constitute a default and thereby waived the default provision for the occasions.

Subsequent to December 31, 2011 Golden State converted $1,664 of the 4.75% convertible debenture into 25,049,954 shares of common stock at $0.00007 per share and exercised 16,635 warrants at $10.90 per share for $181,322 and advanced $100,000 for future exercise of warrants under the terms of the securities purchase agreements.

Common stock and paid in capital

Shares of common stock totaling 10,651,232 were issued in payment of $78,863 in legal and consulting fees under the terms of our agreements for service during 2011 and 2012.

OCAST Grant

The Company received approval for our no cost extension request for the second year of the contract and, with the new modification, the second year ends on August 31, 2012.

F-15

Employment contracts

On March 19, 2012 the Company announced that Sidney Aroesty would resign as CEO and join the Board of Directors. The Board appointed display industry veteran Mark Willner as CEO with an annual salary of $180,000.

Dr. George Melnik was appointed the new Senior Technical Advisor with an annual salary of $144,000. Dr. Hakki Refai as Chief Technical Officer.

Civil Action Complaint

On April 2, 2012, the Company was served with a Summons and Complaint (the “Complaint”) for a civil action filed by Advanced Optical Technologies, Inc. (“AOT”) in the Second Judicial District Court of New Mexico, County of Bernalillo. In the Complaint, AOT alleged that the Company owed and refused to pay the amount of $90,124.91 for services performed by AOT through December 28, 2011 and AOT also asserted a fraud claim. The Company believes the allegations in the Complaint to be without merit. Nevertheless, the Company made efforts to resolve the dispute with AOT and believed the matter to be resolved, subject to documentation. The Company intends to aggressively defend the claims set forth in the Complaint.

F-16

3DIcon CORPORATION

(A Development Stage Company)

BALANCE SHEETS

March 31, 2012 and December 31, 2011

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$81,286	$17,666
Prepaid expenses	51,510	35,435
Accounts receivable	40,816	17,000
Total current assets	173,612	70,101

Net property and equipment	8,427	9,809
Deposits-other	2,315	2,315
Total Assets	$184,354	$82,225

Liabilities and Stockholders' Deficiency
Current liabilities:
	-	-
Warrant exercise advances	$200,001	$16,542
Accounts payable	695,020	698,131
Accrued salaries	17,987	13,189
Accrued interest on debentures	1,464	1,799
Total current liabilities	914,472	729,661

Convertible debentures payable	111,781	113,444

Long term debt	111,781	113,444

Total Liabilities	1,026,253	843,105

Common stock subject to put rights and call rights; 1,685,714 shares	485,649	485,649

Stockholders' deficiency:
Common stock $.0002 par, 1,500,000,000 shares authorized; 33,949,163 and 32,928,654 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	6,790	6,586
Additional paid-in capital	15,464,489	15,168,005
Deficit accumulated during development stage	(16,798,827)	(16,421,120)
Total Stockholders' Deficiency	(1,327,548)	(1,246,529)
Total Liabilities and Stockholders' Deficiency	$184,354	$82,225

Presentation gives effect to the Reverse Stock Split, which occurred on April 27, 2012 (see note 9)

See notes to financial statements

F-17

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

Three months ended March 31, 2012 and 2011

and Period from Inception (January 1, 2001) to March 31, 2012

(unaudited)

	Three Months	Three Months
	Ended	Ended	Inception to
	March 31,	March 31,	March 31,
	2012	2011	2012
Income:
License fee	$-	$-	$25,000
Grant income	52,649	30,000	270,473
Sales	-	3,000	40,797

Total income	52,649	33,000	336,270

Expenses:
Research and development	133,481	65,003	4,291,721
General and administrative	294,994	296,252	12,406,653
Interest	1,881	28,353	436,723

Total expenses	430,356	389,608	17,135,097

Net loss	$(377,707)	$(356,608)	$(16,798,827)

Loss per share:
Basic and diluted	$(0.0107)	$(0.0140)

Weighted average shares outstanding, Basic and diluted	35,409,004	25,418,470

Presentation gives effect to the Reverse Stock Split, which occurred on April 27, 2012 (see note 9)

See notes to financial statements

F-18

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

Period from Inception (January 1, 2001) to March 31, 2012

(unaudited)

				Deficit
				Accumulated
	Common Stock		Additional	During the
		Par	Paid-In	Development
	Shares	Value	Capital	Stage	Total
Balance, January 1, 2001 – as reorganized	27,723,750	$27,724	$193,488	$-	$221,212

Accrue compensation earned but unrecorded	-	-	-	(60,000)	(60,000)
Stock issued for services	2,681,310	2,681	185,450	-	188,131
Stock issued for cash	728,500	729	72,121	-	72,850
Net loss for the year	-	-	-	(259,221)	(259,221)
Balance, December 31, 2001	31,133,560	31,134	451,059	(319,221)	162,972

Accrue compensation earned but unrecorded	-	-	-	(60,000)	(60,000)
Stock issued for services	3,077,000	3,077	126,371	-	129,448
Stock issued for cash	1,479,000	1,479	146,421	-	147,900
Net loss for the year	-	-	-	(267,887)	(267,887)
Balance, December 31, 2002	35,689,560	35,690	723,851	(647,108)	112,433

Accrue compensation earned but unrecorded	-	-	-	(90,000)	(90,000)
Stock issued for services	15,347,000	15,347	-	-	15,347
Stock issued for cash	1,380,000	1,380	33,620	-	35,000
Reverse split 1:10	(47,174,904)	-	-	-	-
Par value $0.0001 to $0.0002	-	(51,369)	51,369	-	-
Net loss for the year	-	-	-	(51,851)	(51,851)
Balance, December 31, 2003	5,241,656	1,048	808,840	(788,959)	20,929

Additional founders shares issued	25,000,000	5,000	(5,000)	-	-
Stock issued for services	24,036,000	4,807	71,682	-	76,489
Stock issued for cash	360,000	72	28,736	-	28,808
Warrants issued to purchase common stock at $.025	-	-	18,900	-	18,900
Warrants issued to purchase common stock at $.05	-	-	42,292	-	42,292
Stock warrants exercised	2,100,000	420	60,580	-	61,000
Net loss for the year	-	-	-	(617,875)	(617,875)
Balance, December 31, 2004	56,737,656	11,347	1,026,030	(1,406,834)	(369,457)

Stock issued for services	5,850,000	1,170	25,201	-	26,371
Stock issued to settle liabilities	5,000,000	1,000	99,000	-	100,000
Stock issued for cash	1,100,000	220	72,080	-	72,300
Warrants issued to purchase common stock at $.025	-	-	62,300	-	62,300
Warrants issued to purchase common stock at $.05	-	-	140,400	-	140,400
Stock warrants exercised	5,260,000	1,052	172,948	-	174,000
Net loss for the year	-	-	-	(592,811)	(592,811)
Balance, December 31, 2005	73,947,656	14,789	1,597,959	(1,999,645)	(386,897)

Stock issued for services	4,700,000	940	205,597	-	206,537
Debentures converted	3,000,000	600	149,400	-	150,000
Stock issued for cash	200,000	40	16,160	-	16,200
Warrants issued to purchase common stock	-	-	33,800	-	33,800
Warrants converted to purchase common stock	16,489,000	3,297	565,203	-	568,500
Net loss for the year	-	-	-	(1,469,888)	(1,469,888)
Balance, December 31, 2006	98,336,656	19,666	2,568,119	(3,469,533)	(881,748)

Stock issued for services	817,727	164	155,262	-	155,426
Stock issued for interest	767,026	153	38,198	-	38,351
Stock based compensation	-	-	1,274,666	-	1,274,666
Debentures converted	17,215,200	3,442	1,673,741	-	1,677,183
Stock issued for cash	1,188,960	238	191,898	-	192,136
Options exercised	222,707	45	(45)	-	-
Warrants issued to purchase common stock	-	-	87,864	-	87,864
Warrants converted to purchase common stock	8,585,956	1,717	462,203	-	463,920
Net loss for the year	-	-	-	(3,928,996)	(3,928,996)
Balance, December 31, 2007	127,125,232	25,425	6,451,906	(7,398,529)	(921,198)

Stock issued for cash	515,677	103	24,897	-	25,000
Warrants exercised	1,347,261	269	362,425	-	362,694
Stock based compensation	-	-	654,199	-	654,199
Debentures converted	15,257,163	3,052	962,257	-	965,309
Options exercised and escrowed shares	8,671,460	1,734	(1,734)	-	-
Stocks issued for service	4,598,973	920	312,880	-	313,800
Net loss for the year	-	-	-	(3,611,550)	(3,611,550)
Balance, December 31, 2008	157,515,766	31,503	8,766,830	(11,010,079)	(2,211,746)

Stock issued for cash	20,607,841	4,122	197,878	-	202,000
Warrants exercised	35,100	7	382,583	-	382,590
Debentures converted	77,451,141	15,490	467,514	-	483,004
Stocks issued for service	68,506,130	13,701	524,653	-	538,354
Stock issued for accounts payable	11,264,706	2,253	321,409	-	323,662
Stock issued for interest	8,310,128	1,662	41,647	-	43,309
Warrants issued for accounts payable	-	-	13,505	-	13,505
Net loss for the year	-	-	-	(1,566,835)	(1,566,835)
Balance, December 31, 2009	343,690,812	68,738	10,716,019	(12,576,914)	(1,792,157)

Stock issued for cash	5,714,286	1,143	8,857	-	10,000
Warrants exercised	47,523	9	517,991	-	518,000
Debentures converted	255,650,977	51,130	228,061	-	279,191
Stock issued for services	97,684,416	19,538	213,348	-	232,886
Stock issued for liabilities	48,657,897	9,732	204,682	-	214,414
Stock issued for interest	6,093,396	1,218	15,843	-	17,061
Stock based compensation	-	-	418,112	-	418,112
Net loss for the year	-	-	-	(1,523,737)	(1,523,737)
Balance, December 31, 2010	757,539,307	151,508	12,322,913	(14,100,651)	(1,626,230)

Warrants and options exercised	12,308,915	2,462	754,378	-	756,840
Debentures converted	252,267,600	50,453	653,093	-	703,546
Stock issued for services	30,072,595	6,015	349,190	-	355,205
Stock issued for liabilities	97,530,393	19,506	536,521	-	556,027
Stock issued for interest	7,094,511	1,419	41,533	-	42,952
Escrowed shares cancelled	(4,310,446)	(862)	862	-	-
Stock based compensation	-	-	285,600	-	285,600
Net loss for the period	-	-	-	(2,320,469)	(2,320,469)
Balance, December 31, 2011	1,152,502,875	230,501	14,944,090	(16,421,120)	(1,246,529)

Warrants and options exercised	16,635	3	181,318	-	181,321
Debentures converted	25,049,954	5,010	(3,347)	-	1,663
Stock issued for services	7,437,643	1,488	40,612	-	42,100
Stock issued for liabilities	3,213,589	642	36,122	-	36,764
Stock based compensation	-	-	34,840	-	34,840
Retrospective adjustment for the 1:35 reverse common stock split	(1,154,271,533)	(230,854)	230,854	-	-
Net loss for the period	-	-	-	(377,707)	(377,707)
Balance, March 31, 2012	33,949,163	$6,790	$15,464,489	$(16,798,827)	$(1,327,548)

March 31, 2012 amounts have been retrospectively adjusted for the one-for-thirty-five reverse stock split that occurred April 27, 2012 (see note 9).

See notes to financial statements

F-19

3DIcon CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Three months ended March 31, 2012 and 2011

and Period from Inception (January 1, 2001) to March 31, 2012

(unaudited)

	Three Months	Three Months	Inception to
	Ended March 31,	Ended March 31,	March 31,
	2012	2011	2012
Cash Flows from Operating Activities

Net loss	$(377,707)	$(356,608)	$(16,798,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Options issued for services	34,840	-	2,667,418
Stock issued for services	42,100	38,473	2,280,095
Stock issued for interest	-	17,842	141,672
Book value of assets retired	-	-	6,529
Amortization of debt issuance costs	-	-	170,414
Depreciation	1,382	1,542	28,573
Change in:	-
Impairment of assets	-	-	292,202
Accounts receivable	(23,816)	(22,908)	(40,816)
Prepaid expenses and other assets	(16,075)	2,521	(302,226)
Accounts payable and accrued liabilities	38,116	52,807	2,516,944

Net cash used in operating activities	(301,160)	(266,331)	(9,038,022)

Cash Flows from Investing Activities
Purchase of office furniture and equipment	-	-	(43,529)
Net cash used in investing activities	-	-	(43,529)

Cash Flows from Financing Activities
Proceeds from stock and warrant sales, exercise of warrants and warrant exercise advances	364,780	750,000	4,853,236
Proceeds from issuance of debentures and notes		-	4,309,591

Net cash provided by financing activities	364,780	750,000	9,162,827

Net increase in cash	63,620	483,669	81,276
Cash, beginning of period	17,666	367,101	10

Cash, end of period	$81,286	$850,770	$81,286

Supplemental Disclosures
Non-Cash Investing and Financing Activities
Conversion of debentures to common stock	$1,663	$375,400	$4,259,344
Cash paid for interest	$-	$31,581	$301,727
Stock issued to satisfy payables	$36,764	$540,277	$2,024,017
Debenture issued to satisfy payable	$-	$-	$125,909

Stock issued subject to put rights and call right to satisfy payables	$-	$-	$485,649

See notes to financial statements

F-20

3DIcon CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Three months ended March 31, 2012 and 2011

(Unaudited)

Note 1 – Uncertainties and Use of Estimates

Basis of Presentation

The accompanying financial statements of 3DIcon Corporation (the “Company”) have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the Company's year-end audited financial statements and related footnotes included in the previously filed 10-K. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of March 31, 2012, and the statements of its operations for the three months ended March 31, 2012 and 2011, and the period from inception (January 1, 2001) to March 31, 2012, and cash flows for the three month periods ended March 31, 2012 and 2011, and the period from inception (January 1, 2001) to March 31, 2012, have been included. The results of operations for interim periods may not be indicative of the results which may be realized for the full year.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

Revenue Recognition

Revenues from software license fees are accounted for in accordance with Accounting Standards Codification (“ASC”) 985-605, “Software Revenue Recognition”.  The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.

Grant revenue is recognized when earned.

Recent Accounting Pronouncements

Based on management's assessment no new accounting standards, if adopted, would have a material impact on the accompanying financial statements.

Uncertainties

The accompanying financial statements have been prepared on a going concern basis.  The Company is in the development stage and has insufficient revenue and capital commitments to fund the development of its planned product and to pay operating expenses.

The Company has realized a cumulative net loss of $16,798,827 for the period from inception (January 1, 2001) to March 31, 2012, and a net loss of $377,707 and $356,608 for the three months ended March 31, 2012 and 2011, respectively.

The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company's capital raising efforts to fund the development of its planned products.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management plans to fund the future operations of the Company with existing cash, grants and investor funding. Under the terms of the Golden State debentures, as further described in Note 4, Golden State may advance an additional $378,787.  The additional advance would be available if the Company filed a registration statement; however, the Company does not plan to file such registration statement. In addition, pursuant to the 4.75% Convertible Debenture due in December 2014, beginning in November 2007, Golden State is obligated to submit conversion notices in an amount such that Golden State receives 1% of the outstanding shares of the Company every calendar quarter for a period of one year.  In connection with each conversion, Golden State is expected to exercise warrants equal to ten times the amount of principal converted.  The warrants are exercisable at $10.90 per share.  The number of warrants exercisable is subject to certain beneficial ownership limitations contained in the 4.75% Convertible Debenture (“the Beneficial Ownership Limitations”).  The Beneficial Ownership Limitations prevent Golden State from converting on the 4.75% Convertible Debenture or exercising warrants if such conversion or exercise would cause Golden State’s holdings to exceed 9.99% of the Company’s issued and outstanding common stock.  Subject to the Beneficial Ownership Limitations, Golden State is required to convert $3,000 of the 4.75% Convertible Debenture and exercise 30,000 warrants per month.  Based upon our current stock price, our issued and outstanding shares as of March 31, 2012 and ignoring the impact of the Beneficial Ownership Limitations, the Company may receive up to $981,000 in funding from Golden State as a result of warrant exercises during the year ended December 31, 2012. During the three months ended March 31, 2012, the Company received $364,780 in funding under the terms of the 4.75% Convertible Debenture (see Note 4).

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The Company was approved for a matching grant from Oklahoma Center for the Advancement of Science and Technology (“OCAST”) on November 19, 2008 in the amount of approximately $300,000.  There remains $51,836 of grant funds to be provided through the end of the grant period, August 31, 2012.  (see Note 3)

Additionally, the Company is continuing to pursue financing through private offerings of debt or common stock.

Note 2 – Sponsored Research Agreement ("SRA") Common Stock Subject to Put Rights and Call Right

Since April 20, 2002, the Company has entered into a number of Sponsored Research Agreements with the University of Oklahoma (“OU”) as follows:

Phase I: “Pilot Study to Investigate Digital Holography”, April 20, 2004. The Company paid OU $14,116.

Phase II: “Investigation of 3-Dimensional Display Technologies”, April 15, 2005, as amended. The Company paid OU $528,843.

Phase III: “3-Dimensional Display Development”. The Company made partial payment to OU by issuing 4,264,707 shares with a market price of $290,000 on October 14, 2008 and final payment on December 1, 2010 in the amount of $525,481 of which $40,481 was in cash and 59 million shares of Company stock (the “Shares”). The Shares are subject to an OU ‘put’ right and a 3Dicon ‘call’ right.

OU “Put” Rights on the Shares

First “put” period: December 1, 2012 to November 31, 2013. If the Shares (held plus previously sold) are valued at less than $100,000 then OU can “put” one-tenth of the Shares for $50,000 plus accrued interest retroactive to December 1, 2012 less the value of sold shares.

Second “put” period: December 1, 2013 to November 31, 2014. If the Shares (held & previously sold) are valued at less than $970,000 then OU can “put” the remaining Shares for $485,000 plus accrued interest retroactive to December 1, 2012 less the value of shares previously sold or redeemed during the first “put”.

3DIcon “Call” Rights on the Shares

Commencing December 1, 2012, the Company shall have the right to “call” the Shares for an amount equal to $970,000 less the amount (if any) of prior Shares by OU including amounts “put” to 3DIcon.

The Company has presented the Shares outside of deficit in the mezzanine section of the balance sheets, as the Agreement includes put rights, which are not solely within the control of the Company.

The Agreement also amended the existing agreements between the Company and OU such that all intellectual property, including all inventions and or discoveries, patentable or un-patentable, developed before July 28, 2008 by OU under the SRA is owned by OU. All intellectual property, including all inventions and/or discoveries, patentable or un-patentable, developed jointly by the Company and OU at any time is jointly owned by the Company and OU. Finally, all intellectual property developed by the Company after July 28, 2008, including all inventions and or discoveries, patentable or un-patentable, is owned by the Company.

Note 3 – OCAST Grant

The Oklahoma Center for the Advancement of Science and Technology approved the Company’s application for funding of a matching grant titled 800 Million Voxels Volumetric Display, on November 19, 2008.  The two-year matching grant, totaling $299,932, had a start date of January 1, 2009.  The Company received approval for our no cost extension request for the first year of the contract. With the new modification, the first year ended on August 31, 2010.  The award is for a maximum of $149,940 for 2009 and the remainder for 2011.  The Company earned 52,649 and $30,000 from the grant during the three-month periods ended March 31, 2012 and 2011, respectively and $270,473 from inception to date.  The Company received approval for our no cost extension request for the second year of the contract and, with the new modification, the second year ends on August 31, 2012.

During the three-month periods ended March 31, 2012 and 2011, the Company charged operations $4,890 and $8,456, respectively, pursuant to the direct costs incurred and for the use of the OU lab facilities in regard to the OCAST grant. At March 31, 2012, the Company owed the University $4,890 in direct costs.

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Note 4 – Debentures Payable

Debentures payable consist of the following:

	March 31, 2012	December 31, 2011
Senior Convertible Debentures:
6.25% Debenture due 2011	$31,788	$31,788
4.75% Debenture due 2011	79,993	81,656
Total Debentures	111,781	113,444
Less - Current Maturities	(111,781)	(113,444)
Long-term Debentures	$-	$-

Securities Purchase Agreement

6.25% Convertible Debenture due December 31, 2014

On November 21, 2007, the Company issued and sold a convertible note in the principal amount of $1,250,000 to Golden State (the "Debenture"). Pursuant to the terms of the Debenture, Golden State may, at its election, convert all or a part of the Debenture into shares of the Company's common stock at a conversion rate equal to the lesser of (i) $2.00 or (ii) 90% of the average of the five lowest volume weighted average prices during the twenty trading days prior to Golden State's election to convert, subject to adjustment as provided in the Debenture. In addition, pursuant to the terms of the Debenture, the Company agreed to file a registration statement covering the shares of common stock issuable upon conversion or redemption of the Debenture. The Company filed a registration statement covering the shares to be issued upon conversion of the Debenture. Included in the registration statement were 4.25 million shares issuable on the Debenture based on 2007 market prices and assuming full conversion of the convertible debenture. The registration statement became effective on January 4, 2008.

Golden State advanced $125,000 on the $1.25 million Debenture on November 9, 2007 and $746,213 in January 2008 at which time the Company placed 7,961,783 shares of common stock in escrow to be released as debentures are converted. As of September 30, 2011, Golden State has funded an aggregate of $871,213 on the Debenture. Golden State will be obligated to fund the Company for the remaining $378,787 in principal on the Debenture upon the effectiveness of a registration statement underlying the remaining unfunded principal balance on the Debenture. At this time, the Company has not filed a registration statement. At various dates during 2010, $274,438 of the Debenture was converted into 93,196,578 shares of common stock at prices ranging from $0.0027 to $0.004 based on the formula in the convertible debenture. Additionally shares totaling 6,093,396 were issued in payment of $17,062 of accrued interest during 2010. At various dates during 2011, $157,331 of the Debenture was converted into 16,156,404 shares of common stock at prices ranging from $0.0059 to $0.0174 based on the formula in the convertible debenture. Additionally $12,669 was added to the principle balance of the debenture in payment of accrued interest during 2011.

The conversion price for the $1.25 million Debenture is the lesser of (i) $2.00 or (ii) 90% of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion.  If Golden State elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.75, the Company shall have the right to prepay that portion of the debenture that Golden State elected to convert, plus any accrued and unpaid interest, at 135% of such amount.

In addition to standard default provisions concerning timeliness of payments, delivery and notifications, the Second Debenture will be in default if the common stock of the Company trades at a price per share of $0.21 or lower, regardless of whether the trading price subsequently is higher than $0.21 per share. The trading price was at $0.21 or lower on several occasions during and subsequent to the period ended March 31, 2012. On each of the occasions Golden State, by separate letter agreements, agreed that the occasions did not constitute a default and thereby waived the default provision for those occasions only.  (See Note 9 Subsequent Events)

4.75% Convertible Debenture due November 3, 2011

 On November 3, 2006, the Company also issued to Golden State a 4.75% convertible debenture in a principal amount of $100,000, due 2011, and warrants to buy 1,000,000 shares of the common stock at an exercise price of $10.90 per share. Under the terms of the debenture, warrants are exercised in an amount equal to ten times the dollar amount of the debenture conversion. During 2010, Golden State converted $4,752 of the $100,000 debenture into 162,454,399 shares of common stock, exercised warrants to purchase 47,523 shares of common stock at $10.90 per share and advanced $251,489 against future exercises of warrants of which $300,000 was applied to the exercise of warrants leaving $-0- of unapplied advances at December 31, 2010. During 2011, Golden State converted $6,760 of the $100,000 debenture into 60,601,868, shares of common stock, exercised warrants to purchase 67,600 shares of common stock at $10.90 per share based on the formula in the convertible debenture. Additionally Golden Gate advanced $753,381 against future exercises of warrants of which $736,840 was applied to the exercise of warrants leaving $16,542 of unapplied advances at December 31, 2011. During 2012, Golden State converted $1,663 of the $100,000 debenture into 25,049,954 shares of common stock, exercised warrants to purchase 16,635 shares of common stock at $10.90 per share based on the formula in the convertible debenture. Additionally Golden Gate advanced $364,781 against future exercises of warrants of which $181,322 was applied to the exercise of warrants leaving $200,001 of unapplied advances at March 31, 2012.

The conversion price for the 4.75% $100,000 convertible debenture is the lesser of (i) $4.00 or (ii) 80% of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. If Golden State elects to convert a portion of the debenture and, on the day that the election is made, the volume weighted average price is below $0.75, the Company shall have the right to prepay that portion of the debenture that Golden State elected to convert, plus any accrued and unpaid interest, at 135% of such amount.

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Note 5 – Common Stock and Paid-In Capital (see note 9)

 On October 24, 2011 the Board of Directors, subject to the approval of the shareholders of the Company, authorized an amendment to the Company's Certificate of Incorporation in order to effect a reverse split of the Company's common stock in a ratio in the range between 1 for 15 and 1 for 35, as will be selected by the Company's Board of Directors (the "Reverse Split").  On October 15, 2011, the Company held an annual meeting of stockholders, at which annual meeting the stockholders approved the Reverse Split and approved the filing of an Amended Certificate of Incorporation to effect the Reverse Split at the discretion of the Board of Directors.

Warrants issued

As of March 31, 2012, there are warrants outstanding to purchase 166,667 shares of common stock at a price of $0.20 per share that expire in April 2012, warrants to purchase 16,666,666 shares of its common stock at a price of $0.50 per share through 2012, warrants to purchase 4,378,394 shares of common stock at a price of $0.09 per share that expire on September 30, 2015 and, warrants to purchase 3,360,847 shares of common stock at a price of $0.045 per share through June 1, 2012 and $0.09 per share thereafter, that expire on June 1, 2015. Additionally, Golden State has warrants outstanding to purchase 799,925 shares of common stock at a price of $10.90 per share which expire December 31, 2014.

Common stock and options issued for services and liabilities

During the three-month periods ended March 31, 2012 and 2011, shares of common stock totaling 7,437,643, and 2,500,000, respectively were issued for consulting services for which the Company recognized $42,100 and $24,425 of expense, respectively.  Additionally, during the period ending March 31, 2012 and 2011, shares totaling 3,213,589 and 33,338,612, respectively were issued to consultants for previous services provided to the Company for which the accounts payable liability was reduced by $36,764 and 79,871, respectively.  Shares totaling 57,000,000, which are restricted under SEC Section 144, were issued in the first quarter of 2011 in payment of accrued salaries and payroll taxes totaling $460,405 due Martin Keating, Chairman of the Board of Directors, Hakki Refai, Chief Technology Officer and Judith Keating the Secretary of the Company.

On March 13, 2012, 3DIcon Corporation entered into a one (1) year Agreement for At-Will Employment with Assignment of Inventions (“Employment Agreement”) with Mark Willner, pursuant to which Mr. Willner began serving as the Company’s Chief Executive Officer, effective immediately. Under the terms of the Employment Agreement, Mr. Willner is entitled to an annual base salary of $180,000, and, at the discretion of the Company’s Board of Directors, performance-based bonuses and/or salary increases. Pursuant to the Employment Agreement, the Company granted Mr. Willner five-year stock options to purchase two (2) million shares at a price equal to the average price of the five day period prior to March 19, 2012 (the “Strike Price”) which was $0.01. Furthermore, if Mr. Willner remains employed by the Company at the end of each quarter ending June 30, 2012, September 30, 2012 and December 31, 2012, he will receive additional stock options to purchase one (1) million shares at the $0.01 Strike Price. In addition, if the Company has achieved certain quarterly business objectives, Mr. Willner will receive, at the end of each such quarterly periods, a further grant of stock options to purchase one (1) million shares at the Strike Price. The estimated fair value of the two million options of $18,840, was determined using the Black-Scholes option pricing model and was charged to operations in March 2012. The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 163% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the Over-The-Counter Bulletin Board. The risk-free interest rate of 1.87% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option of five years is based on historical exercise behavior and expected future experience.

The Employment Agreement may be terminated with or without reason by either the Company or Mr. Willner and at any time, upon sixty (60) days written notice. The terms of the Employment Agreement will remain effective for one (1) year and will automatically renew, subject to the same termination rights. Upon termination, the Company will pay any base pay, bonus and benefits that have been earned and are due as of the date of the termination.

The following summary reflects warrant and option activity for the three-month period ended March 31, 2012:

	Attached Warrants	Golden State Warrants	Options

Outstanding December 31, 2011	24,905,908	816,560	64,893,804
Granted	-	-	700,000
Exercised	-	(16,635)	-
Cancelled	(333,334)	-	-

Outstanding March 31, 2012	24,572,574	799,925	65,593,804

Stock options are valued at the date of award, which does not precede the approval date, and compensation cost is recognized in the period the options are granted. Stock options generally become exercisable on the date of grant and expire based on the terms of each grant.

F-24

The estimated fair value of options for common stock granted was determined using the Black-Scholes option pricing model. The expected dividend yield is based on the average annual dividend yield as of the grant date. Expected volatility is based on the historical volatility of our stock. The risk-free interest rate is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option is based on historical exercise behavior and expected future experience.

Note 6 – Incentive Stock Plan

In January 2011 the Company established the 3DIcon Corporation 2011 Equity Incentive Stock Plan (the "2011 EIP"). The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the 2011 EIP shall not exceed one hundred million (100,000,000) shares.  The shares are included in a registration statement filed January 14, 2011. Shares totaling 10,525,369 were issued from the 2011 EIP during the period ended March 31, 2012 for services rendered and to satisfy accounts payable to the Company. There are currently 24,054,365 shares available for issuance under the 2011 EIP.

Note 7 – Office Lease

The Company signed an Office Lease Agreement (the “Lease Agreement”) on April 24, 2008. The Lease Agreement commenced on June 1, 2008 and expired June 1, 2011. On March 8, 2011 the Lease Agreement was amended to extend the expiration date to May 31, 2012.  At March 31, 2012, minimum future lease payments to be paid through May 31, 2012 under the non-cancelable operating lease for office space are $4,629.

Note 8 – Related Party Transaction

3DIcon has engaged the law firm of Newton, O’Connor, Turner & Ketchum as its outside corporate counsel since 2005. John O’Connor, a director of 3DIcon, is the Chairman of Newton, O’Connor, Turner & Ketchum.   During the periods ended March 31, 2012 and 2011, the Company incurred legal fees to Newton, O’Connor, Turner & Ketchum in the amount of $1,479 and $29,461, respectively.

Note 9 – Subsequent Events

Reverse Stock Split

On April 27, 2012, 3DIcon Corporation, an Oklahoma corporation filed an Amended Certificate of Incorporation to effect a 1-for-35 reverse split of the Company’s common stock. The reverse stock split was announced by Financial Industry Regulatory Authority on April 26, 2012 and became effective on April 27, 2012. As previously reported on the Company’s Current Report on Form 8-K, filed on October 20, 2011, this action followed a stockholder vote at the Company’s annual meeting of the stockholders of the Company, which vote authorized the Company’s Board of Directors to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock.

On April 27, 2012, the effective date, every 35 shares of the Company’s issued and outstanding common stock were combined into one share of common stock. The Company did not issue any fractional shares in connection with the reverse stock split. Stockholders of record who otherwise would have been entitled to receive fractional shares will be entitled, upon surrender to our transfer agent of certificates representing such shares, cash in lieu thereof.

Debentures payable

In accordance with the terms of the Second Debenture an event of default occurs if the common stock of the Company trades at a price per share of $0.21 or lower. The trading price was at $0.21 or lower on several occasions during the period ended March 31, 2012 and subsequent to March 31, 2012.  On each of the occasions Golden State, by letter agreements, agreed that the occasions did not constitute a default and thereby waived the default provision for the occasions.

Subsequent to March 31, 2012 Golden State advanced $100,000 of warrant exercise advances on the 4.75% convertible debenture.

Common stock issued for services and liabilities

Subsequent to March 31, 2012 post-split shares of common stock totaling 102,041 were issued for consulting services for which the Company recognized $15,750 of expense. Additionally post-split shares totaling 1,005,724 we issued for accounts payable for which the Company reduced the accounts payable liability by $376,850.

Equity Incentive Stock Plan

In April 2012 the Company established the 3DIcon Corporation 2012 Equity Incentive Plan (the "2012 EIP"). The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the 2012 EIP shall not exceed five million (5,000,000) post-split shares.  The shares are included in a registration statement filed May 3, 2012. Post-split shares totaling 1,107,765 were issued from the 2012 EIP subsequent to March 31, 2012 for services rendered and to satisfy accounts payable to the Company. There are currently 3,892,235 shares available for issuance under the 2012 EIP.

Civil Action Complaint

As previously disclosed, on April 2, 2012, the Company was served with a Summons and Complaint (the “Complaint”) for a civil action involving a billing dispute.  The Complaint was filed by Advanced Optical Technologies, Inc. (“AOT”) in the Second Judicial District Court of New Mexico, County of Bernalillo.  On May 11, 2012, the Company and AOT entered a settlement agreement pursuant to which the parties agreed to discontinue all legal proceedings and AOT agreed to take all legal action to withdraw the Complaint.  In connection therewith, the Company agreed to pay AOT $95,125.

F-25

Up to         Shares of Common Stock

and

Warrants to Purchase up to         Shares of Common Stock

3DIcon Corporation

PROSPECTUS

41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC registration fee		$573
Accounting fees and expenses			*
Legal fees and expenses			*
Transfer agent's fees and expenses			*
Printing and related fees			*
Miscellaneous			*
TOTAL	$		*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 18-1031(A) of the Oklahoma General Corporations Act provide us with the power to indemnify any of our directors and officers. The director or officer must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Under NRS Section 18-1031(E), expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Our articles of incorporation include an indemnification provision under which we have the power to indemnify our directors, officers, employees and other agents of the Company to the fullest extent permitted by applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

(Shares of our common stock in this Item 15 refer to the number of shares of common stock after giving effect to the Reverse Split.)

On June 18, 2009 the Company entered into subscription agreements with two of its directors pursuant to which the two directors purchased an aggregate of 512.605 shares of the Company’s common stock at a price per share equal to 50% of the average closing price during the five days prior to June 18, 2009 (0.238 per share) for aggregate proceeds of $122,000.

Pursuant to subscription agreements entered into during October and November 2009, the Company sold 47,619 shares of the Company’s common stock at a price of $1.05 per share and warrants to purchase an aggregate of 47,619 shares of its common stock at a price of $3.50 per share from closing for a period of twelve months; $8.75 per share for the second subsequent twelve months; or $17.50 per share for the third subsequent twelve months to two accredited individuals. The Company received aggregate proceeds of $50,000 from the sale.  The 47,619 warrants are valued at $35,225 and the 47,619 shares are valued at $14,775.  The warrants terminate three years from date of issue in October and November 2012.

42

The estimated fair value of the warrants was determined using the Black-Scholes option pricing model. The expected dividend yield of $-0- is based on the average annual dividend yield as of the grant date. Expected volatility of 178% is based on the historical volatility of the stock since July 25, 2007, the day the Company began trading on the OTC Bulletin Board. The risk-free interest rate of 1.38% is based on the U.S. Treasury Constant Maturity rates as of the grant date. The expected life of the option of three years is based on historical exercise behavior and expected future experience.

On February 24, 2010, Dr. Hakki Refai, the Chief Technology Officer of the Company was issued 42,857 shares in consideration of $30,000 of accrued salary. The shares were issued at $0.07 per share.

On June 30, 2010, Newton, O'Connor, Turner & Ketchum agreed to extend the March 31, 2010 due date of their 10% debenture to September 30, 2010 in consideration for 71,429 shares of common stock. The shares were valued at 50% of the average of the previous five day closing price on March 1, 2010, which was $0.145 per share totaling $10,350.

On August 27, 2010, Victor Keen, a member of the Board of Directors, was issued 163,265 shares of common stock in consideration of $10,000 cash. The shares were issued at $0.06125 per share.

In October 2010 and November 2010, the Company conducted a private placement pursuant to which it may issue Convertible Promissory Notes in the aggregate principal amount of up to $700,000. The Convertible Promissory Notes bear interest at a rate of 5% per annum and are due two years from date of issue. If, prior to March 15, 2011, the Company: (i) consummates a merger or consolidation of the Company; (ii) effects a sale of substantially all of its assets; (iii) agrees to any tender or exchange offer involving the Company's shares; or (iv) effects any reclassification of its common stock or any compulsory share exchange, the Convertible Promissory Notes shall be automatically converted into shares of the Company's common stock at a price per share equal to the average closing price of the five trading days previous to the closing of the offering (the “Fixed Conversion Price"). Following March 15, 2011, the Convertible Promissory Notes shall be convertible, at the option of the holder, into shares of the Company's common stock at a rate of 75% of the Fixed Conversion Price per share.

On December 1, 2010, the Company entered into an agreement with OU, pursuant to which OU agreed to convert all sums due to it from the Company in connection with its SRA with the Company, which as of December 1, 2010 amounted to approximately $485,000, into an aggregate of 1,685,714 shares of the Company's common stock. As a result of the debt conversion, OU became the holder of approximately 8% of the outstanding common stock of the Company. Pursuant to the Agreement, the Shares are subject to a put option allowing OU to require us to purchase certain of the Shares upon the occurrence of certain events. In addition, the Shares are subject to a call option allowing us to require OU to sell to us the Shares then held by OU in accordance with the terms of the Agreement.

In January and February 2011 shares totaling 1,628,571 were issued in payment of accrued salaries and payroll taxes totaling $460,405 due Martin Keating, Member of the Board of Directors, Hakki Refai, Chief Technology Officer, and Judith Keating, Secretary.

On March 31, 2011, Newton, O'Connor, Turner & Ketchum agreed to extend the September 30, 2010 due date of their 13% debenture to April 30, 2011 in consideration for 5,714 shares of common stock and an extension of the exercise dates of the warrants. The revised dates at which the warrant may be exercised shall be $1.575 per share for exercises made during the period between the date of grant and the second anniversary of the revised maturity date, and $3.15 per share for exercises made during the forty-eight month period between the second anniversary of the revised maturity date and the sixth anniversary of the revised maturity date. The shares, which are restricted under SEC Section 144, were valued at 50% of the average of the previous five day closing price on March 31, 2011, which was $2.45 per share totaling $14,048.

On April 30, 2011, Newton, O'Connor, Turner & Ketchum agreed to convert their 13% convertible debentures and accrued interest, which totaled in the aggregate $159,842 into 542,062 common shares of the Company’s common stock, at an average price per share of $0.28, under the terms of the convertible debentures.

On June 30, 2011, the Company received an aggregate exercise price of $20,000 and, after withholding the related income taxes, shares of common stock totaling 110,570 were issued upon the exercise of 114,285 options under the terms of the employment agreement with Dr. Hakki Refai.

On September 27, 2011, the Company issued shares of common stock totaling 239,182 upon the cashless exercise of 328,740 options under the terms of the stock option agreement granted to Lawrence Field by the Board of Directors.

In October 2010 and November 2010, the Company conducted a private placement pursuant to which it may issue Convertible Promissory Notes in the aggregate principal amount of up to $700,000, of which $400,877 was issued. The Convertible Promissory Notes bear interest at a rate of 5% per annum and were due two years from date of issue. The Convertible Promissory Notes were convertible, at the option of the holder, into shares of the Company's common stock at a price per share of $0.0975. At various dates during 2011, the $400,877 of Notes and accrued interest of $9,020 were converted into 467,519 shares of common stock at $0.0875 per share.

During the fiscal year ended December 31, 2011, the Company issued a total of 8,321 shares of common stock to the Company’s interim Chief Financial Officer, Chris Dunstan, for services rendered to the Company.

During the three-month period ended March 31, 2012 shares of common stock totaling 6,790 were issued for consulting services for which the Company charged operation $2,500.

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In connection with the securities issuances reported in this Item, the Company relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  No advertising or general solicitation was employed in offering any securities.

ITEM 16. EXHIBITS.

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

3.3	Amended Certificate of Incorporation (1)

3.4	Amended Certificate of Incorporation (1)

3.5	Amended Certificate of Incorporation (1)

3.6	Amended Certificate of Incorporation (3)

3.7	Amended Certificate of Incorporation (4)

4.1	Form of Warrant

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Securities Purchase Agreement (1)

10.2	Amendment No. 1 to Securities Purchase Agreement and Debenture (1)

10.3	Registration Rights Agreement dated November 3, 2006 (1)

10.4	$100,000 convertible debenture (1)

10.5	$1.25 million convertible debenture dated November 3, 2006 (1)

10.6	Common Stock Purchase Warrant (1)

10.7	Sponsored Research Agreement by and between 3DIcon Corporation and the Board of Regents of the University of Oklahoma (1)

10.8	Sponsored Research Agreement Modification No. 1 by and between 3DIcon Corporation and the Board of Regents of the University of Oklahoma (1)

10.9	Sponsored Research Agreement Modification No. 2 by and between 3DIcon Corporation and the Board of Regents of the University of Oklahoma (1)

10.10	Amendment No. 2 to Securities Purchase Agreement, Debentures, and Registration Rights Agreement (2)

10.11	Securities Purchase Agreement dated June 11, 2007 (2)

10.12	$700,000 Convertible Debenture (2)

10.13	$1.25 million convertible debenture dated November 21, 2007 (4)

10.14	Registration Rights Agreement dated November 21, 2007 (4)

10.15	2012 Equity Incentive Plan (6)

10.16	Agreement to Convert Debt to Stock dated November 30, 2010 (5)

23.1	Consent of Independent Registered Accounting Firm

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23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the Registration Statement under “Signatures”)

99.1	Form of Subscription Agreement

(1)	Incorporated by reference to Form SB-2 as filed on December 15, 2006 (File No. 333-139420) and subsequently withdrawn on February 5, 2007

(2)	Incorporated by reference to Form SB-2 as filed on June 14, 2007 (File No. 333-143761)

(3)	Incorporated by reference to Current Report on Form 8-K as filed on December 7, 2010 (File No. 333-143761)

(4)	Incorporated by reference to Current Report on Form 8-K as filed on May 2, 2012 (File No. 333-143761)

(5)	Incorporated by reference to Current Report on Form 8-K as filed on November 26, 2007 (File No. 333-143761)

(6)	Incorporated by reference to Current Report on Form 8-K as filed on December 23, 2010 (File No. 333-143761)

(7)	Incorporated by reference to Form S-8 as filed on May 4, 2012 (File No. 333-181156)

*	To be filed by amendment.

ITEM 17. UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)             Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.   In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)           Each prospectus filed pursuant to Rule 424(b)(Sec.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Sec.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, on July 3, 2012.

3DICON INC.

Date: July 3, 2012	By:	/s/ Mark Willner
Mark Willner
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of  3DIcon Corporation, an Oklahoma corporation, do hereby constitute and appoint Mark Willner his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

3DICON CORPORATION

Date: July 3, 2012	/s/ Mark Willner
	Name:	Mark Willner
	Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Chris T. Dunstan
	Name:	Chris T. Dunstan
	Title:	Interim Chief Financial Officer
(Principal Financial Officer)

SIGNATURE		TITLE	DATE

By:	/s/ Martin Keating	Director	July 3, 2012
Martin Keating

By:	/s/ John O'Connor	Co-Chairman	July 3, 2012
John O'Connor

By:	/s/ Victor F. Keen	Co-Chairman	July 3, 2012
Victor F. Keen

By:	/s/ Sidney A. Aroesty	Director	July 3, 2012
Sidney A. Aroesty

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EXHIBIT INDEX

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

3.3	Amended Certificate of Incorporation (1)

3.4	Amended Certificate of Incorporation (1)

3.5	Amended Certificate of Incorporation (1)

3.6	Amended Certificate of Incorporation (3)

3.7	Amended Certificate of Incorporation (4)

4.1	Form of Warrant

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Securities Purchase Agreement (1)

10.2	Amendment No. 1 to Securities Purchase Agreement and Debenture (1)

10.3	Registration Rights Agreement dated November 3, 2006(1)

10.4	$100,000 convertible debenture (1)

10.5	$1.25 million convertible debenture dated November 3, 2006 (1)

10.6	Common Stock Purchase Warrant (1)

10.7	Sponsored Research Agreement by and between 3DIcon Corporation and the Board of Regents of the University of Oklahoma (1)

10.8	Sponsored Research Agreement Modification No. 1 by and between 3DIcon Corporation and the Board of Regents of the University of Oklahoma (1)

10.9	Sponsored Research Agreement Modification No. 2 by and between 3DIcon Corporation and the Board of Regents of the University of Oklahoma (1)

10.10	Amendment No. 2 to Securities Purchase Agreement, Debentures, and Registration Rights Agreement (2)

10.11	Securities Purchase Agreement dated June 11, 2007 (2)

10.12	$700,000 Convertible Debenture (2)

10.13	$1.25 million convertible debenture dated November 21, 2007 (4)

10.14	Registration Rights Agreement dated November 21, 2007 (4)

10.15	2012 Equity Incentive Plan (6)

10.16	Agreement to Convert Debt to Stock dated November 30, 2010 (5)

23.1	Consent of Independent Registered Accounting Firm

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the Registration Statement under “Signatures”)

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99.1	Form of Subscription Agreement

(1)	Incorporated by reference to Form SB-2 as filed on December 15, 2006 (File No. 333-139420) and subsequently withdrawn on February 5, 2007

(2)	Incorporated by reference to Form SB-2 as filed on June 14, 2007 (File No. 333-143761)

(3)	Incorporated by reference to Current Report on Form 8-K as filed on December 7, 2010 (File No. 333-143761)

(4)	Incorporated by reference to Current Report on Form 8-K as filed on May 2, 2012 (File No. 333-143761)

(5)	Incorporated by reference to Current Report on Form 8-K as filed on November 26, 2007 (File No. 333-143761)

(6)	Incorporated by reference to Current Report on Form 8-K as filed on December 23, 2010 (File No. 333-143761)

(7)	Incorporated by reference to Form S-8 as filed on May 4, 2012 (File No. 333-181156)

*	To be filed by amendment.

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